SCHEDULE 14A INFORMATION
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Chico’s FAS, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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CHICO’S FAS, INC.
June 6, 2016
TO OUR STOCKHOLDERS:
It is our pleasure to invite you to attend our 2016 Annual Meeting of Stockholders at 11:00 A.M. local time on Thursday, July 21, 2016 at our National Store Support Center located at 11215 Metro Parkway, Fort Myers, Florida. The meeting will begin with a discussion and voting on the matters described in the attached Proxy Statement and Notice of Annual Meeting of Stockholders, followed by a report on Chico’s FAS, Inc.’s financial performance.
This booklet includes the Notice of Annual Meeting of Stockholders and the Proxy Statement. The Proxy Statement is a critical element of the corporate governance process. Its purpose is to provide you with information about the Company’s Board of Directors (the “Board of Directors” or the “Board”) and executive officers and the proposals that require your vote. Please read these materials so you will understand what business will be transacted and voted upon at the meeting. You should also have received a WHITE proxy card. WHITE proxy cards are being solicited on behalf of our Board of Directors.
Your vote will be especially important at the Annual Meeting. Barington Companies Equity Partners, L.P. (together with its affiliates and related parties, “Barington”) has notified the Company that Barington intends to nominate a slate of two nominees for election as directors at the Annual Meeting in opposition to the nominees recommended by our Board of Directors.
It is extremely important that you be represented at the Annual Meeting in light of the competing nominations by Barington. Whether or not you plan to attend the Annual Meeting in person, we hope that you will vote on the matters to be considered. You may vote your WHITE proxy card via the Internet, by telephone, or by mail by signing, dating and returning your WHITE proxy card in the envelope provided.
On behalf of the employees and directors of Chico’s FAS, Inc., we thank you for your continued support and confidence in our Company.

SHELLEY G. BROADER                DAVID F. WALKER
Chief Executive Officer and President            Chair of the Board

Neither the Securities and Exchange Commission nor any state securities regulatory agency has passed upon the adequacy or accuracy of the disclosure in this document. Any representation to the contrary is a criminal offense.

CHICO’S FAS, INC.
11215 Metro Parkway
Fort Myers, Florida 33966
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JULY 21, 2016
To the Stockholders of Chico’s FAS, Inc.:

TIME	11:00 A.M., local time, on Thursday, July 21, 2016

PLACE	Gralnick Auditorium Chico’s FAS, Inc. National Store Support Center 11215 Metro Parkway Fort Myers, Florida 33966

ITEMS OF BUSINESS
1.     To elect three Class II directors, each to serve for a three-year term, and one Class I director to serve for a two-year term;

2.     To ratify the appointment of Ernst & Young, LLP as the Company’s independent certified public accountants for the fiscal year ending January 28, 2017 (fiscal 2016);

3.     To approve an advisory resolution approving executive compensation;
4.     To approve a proposal to amend the Company’s Amended and Restated Articles of Incorporation to declassify the Board of Directors; and

5.     To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

Please note that Barington has notified the Company of their intent to nominate a slate of two nominees (each, a “Barington nominee” and, collectively, the “Barington nominees”) for election as directors at the Annual Meeting in opposition to the nominees by our Board of Directors. You may receive solicitation materials from Barington, including proxy statements and proxy cards. We are not responsible for the accuracy of any information provided by or relating to Barington or their nominees contained in solicitation materials filed or disseminated by or on behalf of Barington or any other statements Barington or its representatives may make.

The Board does NOT endorse any Barington nominee and unanimously recommends that you vote FOR the election of each of the nominees proposed by the Board of Directors. Our Board of Directors strongly urges you not to sign or return any proxy card sent to you by Barington. If you have previously submitted a proxy card sent to you by Barington, you can revoke that proxy and vote for our Board’s nominees and on the other matters to be voted on at the meeting by using the enclosed WHITE proxy card.

RECORD DATE	You can vote if you were a stockholder of record as of the close of business on May 16, 2016.

ANNUAL REPORT	Our 2015 Annual Report, which is not a part of the proxy soliciting material, is enclosed or available online, as further discussed.

PROXY VOTING
It is important that your shares be represented and voted at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, please vote as soon as possible. You are urged to date, sign and promptly return the WHITE proxy card in the envelope provided to you, or to use the telephone or Internet method of voting described on your WHITE proxy card or voting instruction form, even if you plan to attend the Annual Meeting so that if you are unable to attend the Annual Meeting, your shares can be voted. Voting now will not limit your right to change your vote or to attend the Annual Meeting. If you should be present at the meeting and desire to vote in person, you may withdraw your proxy. If your shares are held in the name of a broker, bank or other holder of record, follow the voting instructions you receive from the holder of record in order to vote your shares.

If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor:

Innisfree M&A Incorporated
Stockholders may call toll-free (877) 825-8971
Banks and brokers may call collect at (212) 750-5833

By Order of the Board of Directors,
L. Susan Faw
Chief Legal & Compliance Officer and Corporate Secretary

CHICO’S FAS, INC.
11215 Metro Parkway
Fort Myers, Florida 33966
PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JULY 21, 2016

To the Stockholders of
Chico’s FAS, Inc.:	June 6, 2016
     These proxy materials are delivered in connection with the solicitation of proxies by the Board of Directors (the “Board of Directors” or the “Board”) of Chico’s FAS, Inc. (the “Company,” “we,” or “us”), a Florida corporation, to be voted at our 2016 Annual Meeting of Stockholders (the “Annual Meeting”) and at any adjournments or postponements thereof.

You are invited to attend our Annual Meeting of Stockholders on July 21, 2016, beginning at 11:00 A.M., local time. The Annual Meeting will be held at our National Store Support Center located at 11215 Metro Parkway, Fort Myers, Florida. Stockholders will be admitted beginning at approximately 10:30 A.M. The operation of cameras (including cellular phones with photographic capabilities), recording devices and other electronic devices will not be permitted at the meeting.

We are mailing a printed copy of this Proxy Statement, the accompanying WHITE proxy card and the 2015 Annual Report on Form 10-K of the Company, together with the Form 10-K/A, which will be filed by the Company on or about May 27, 2016 (together, the “2015 Annual Report”) to our stockholders beginning on or about June 7, 2016. The 2015 Annual Report mailed with the Proxy Statement is not part of the proxy-soliciting material.

It is important that proxies be returned promptly to avoid unnecessary expense to the Company. Therefore, regardless of whether you plan to attend the Annual Meeting or the number of shares of stock you own, please take the time to vote as soon as possible so that your shares are represented at the meeting.

If you are a registered stockholder, you can simplify your voting by using the Internet or calling a toll-free telephone number. Internet and telephone voting information is provided on the WHITE proxy card. If you vote via the Internet or by telephone, there is no need to return a signed WHITE proxy card. However, you may still vote by proxy by using the WHITE proxy card. If you beneficially hold your shares in “street name” through a bank, broker or other nominee, you will be able to vote using the WHITE voting instruction form provided to you by such nominee, and Internet and telephone voting may also be available per the instructions provided on such WHITE voting instruction forms.

Proxies will be voted at the Annual Meeting in accordance with the specifications you make on the proxy. If you sign the WHITE proxy card or submit a proxy by telephone or over the Internet and do not specify how your shares are to be voted, your shares will be voted in accordance with the recommendations of the Board (See “About the Annual Meeting”).

Please note that Barington has notified the Company of its intent to nominate its slate of two nominees for election as directors at the Annual Meeting in opposition to the nominees by our Board of Directors. You may receive solicitation materials from Barington, including proxy statements and proxy cards. We are not responsible for the accuracy of any information provided by or relating to Barington or their nominees contained in solicitation materials filed or disseminated by or on behalf of Barington or any other statements Barington or its representatives may make.

The Board does NOT endorse any Barington nominee and unanimously recommends that you vote FOR the election of each of the nominees proposed by the Board of Directors. Our Board of Directors strongly urges you not to sign or return any proxy card sent to you by Barington. If you have previously submitted a proxy card sent to you by Barington, you can revoke that proxy and vote for our Board’s nominees and on the other matters to be voted on at the meeting by using the enclosed WHITE proxy card.

If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor at the contact listed below:
Innisfree M&A Incorporated
Stockholders may call toll-free (877) 825-8971
Banks and brokers may call collect at (212) 750-5833

ABOUT THE ANNUAL MEETING
What is the purpose of the meeting?
At the Annual Meeting, stockholders will act upon the matters outlined in the accompanying notice of meeting, which consists of the election of directors, ratification of the appointment of the Company’s independent certified public accountants, adoption of an advisory resolution to approve executive compensation, and approval of amendments to the Company’s Amended and Restated Articles of Incorporation to declassify the Board of Directors. In addition, the Company’s management will report on the performance of the Company and respond to questions from stockholders.
When are these materials being mailed?
We are mailing a printed copy of this Proxy Statement, the accompanying WHITE proxy card and the 2015 Annual Report to our stockholders beginning on or about June 7, 2016. The 2015 Annual Report mailed with the Proxy Statement is not part of the proxy-soliciting material.
Why did I receive these proxy materials?
You have received these proxy materials because you are a stockholder of the Company, and our Board is soliciting authority, or proxy, to vote your shares at the Annual Meeting. The proxy materials include our Notice of Annual Meeting of Stockholders, Proxy Statement and 2015 Annual Report. These materials also include the WHITE proxy card or voting instruction form for the Annual Meeting. WHITE proxy cards are being solicited on behalf of our Board. The proxy materials include detailed information about the matters that will be discussed and voted on at the Annual Meeting and provide updated information about our Company that you should consider in order to make an informed decision when voting your shares. The proxy materials are first being furnished to stockholders on or about June 6, 2016.
Can I access the Company’s proxy materials online?
Yes. The Company’s 2016 Proxy Statement for the Annual Meeting (the “Proxy Statement”) and 2015 Annual Report may be accessed at https://www.eproxy-access.com/chs2016. This site does not have “cookies” that identify visitors to the site.
What is a proxy?
It is your legal designation of another person to vote on matters transacted at the Annual Meeting based upon the stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. The form of WHITE proxy card included with this Proxy Statement designates each of Shelley G. Broader, Todd E. Vogensen and David M. Oliver as proxies for the Annual Meeting.
What is a proxy statement?
It is a disclosure document that the SEC’s regulations require us to give you so that you can make an informed voting decision when we ask you to sign the WHITE proxy card designating individuals as proxies to vote on your behalf.
What is the difference between a stockholder of record and a stockholder who holds stock in street name?
If your shares are registered in your name, you are a stockholder of record. When you properly vote in accordance with the instructions provided in the WHITE voting instruction form, you are instructing the named proxies to vote your shares in the manner you indicate on your proxy.
If your shares are held in the name of your broker or other institution, which is usually the case if you hold your shares in a brokerage or similar account, your shares are held in “street name.” Your broker or other institution or its respective nominee is the stockholder of record for your shares. As the holder of record, only your broker, other institution or nominee is authorized to vote or grant a proxy for your shares. Accordingly, if you wish to vote your shares in person, you must contact your broker or other institution to obtain the authority to do so. When you properly vote in accordance with the instructions provided in the WHITE voting instruction form, you are giving your broker, other institution or nominee instructions on how to vote the shares they hold for you.
Applicable SEC and New York Stock Exchange (“NYSE”) regulations severely limit the matters your broker may vote on without having been instructed to do so by you, especially as they relate to the election of directors, ratification of accountants (in a contested election), compensation matters, and declassification of the Board of Directors. The ratification of the appointment of Ernst & Young, LLP as our independent registered public accounting firm for fiscal 2016 (Proposal 2) is normally considered “routine” under NYSE rules. However, if Barington provides proxy materials in opposition to our Board to your broker to forward to you on their behalf, your broker will not have discretion to vote on “routine matters,” and therefore your broker would not have discretion to vote on Proposal 2. As a result, if you do not instruct your broker on how to vote your shares regarding the election of directors, the ratification of Ernst & Young, LLP as our independent registered public accounting firm for fiscal 2016, the advisory vote on the resolution to approve executive compensation or the approval of the amendments to the Company’s Amended and Restated Articles of Incorporation to declassify the Board of Directors, then your shares will not be voted on these matters. We urge you to instruct your broker about how you wish your shares to be voted.
What is the record date and what does it mean?
The record date for the Annual Meeting is May 16, 2016. The record date is established by the Board of Directors as required by law and the Company’s Amended and Restated Articles of Incorporation and Bylaws. Owners of record of common stock at the close of business on the “record date” are entitled to:

(a)	receive notice of the meeting, and

(b)	vote at the meeting and any adjournments or postponements of the meeting.
No stockholders becoming owners of record after the record date will be entitled to vote at the Annual Meeting or any adjournment or postponement thereof.
What constitutes a “quorum” for the meeting?
A certain minimum number of shares must be present or represented by proxy at a meeting before any stockholder vote at the meeting can be effective. A quorum of shares must be present to conduct business at the meeting. For the Annual Meeting, the quorum requirement will be satisfied if a majority of the outstanding shares of common stock is present in person and/or represented by proxy. You are part of the quorum if you have voted by proxy. Abstentions and broker non-votes count as “shares present” at the meeting for purposes of determining a quorum.
Who is entitled to vote and how many votes do I have?
If you are a common stockholder of record at the close of business on the record date, you can vote. Each common share is entitled to one vote on each matter properly brought before the Annual Meeting. Shares of common stock, par value $0.01 per share, are the only outstanding voting securities of the Company. If you are a holder in street name at the close of business on the record date, you generally will have the right to instruct your broker or other holder of record how to vote your shares, although specific procedures depend on the terms of your account arrangement. As of the record date, there were 132,609,279 common shares outstanding.
How do I vote my shares?
If you are a stockholder of record, you may vote by proxy in three convenient ways: by telephone, via the Internet or by completing, signing and returning the enclosed WHITE proxy card in the pre-paid envelope provided. Simply follow the instructions provided on the enclosed WHITE proxy card.

If you are not the stockholder of record, please refer to the voting instructions provided by your bank, broker or other nominee to direct it how to vote your shares. Your vote is important. Follow the instructions from your nominee included with our proxy materials, or contact your nominee to request a proxy form. To vote in person at the meeting, you must obtain a legal proxy from your nominee. Whether or not you plan to attend the meeting, we urge you to vote using your voting instruction card to ensure that your vote is counted.

If you are a participant in the Chico’s Managed Share Plan and/or the Chico’s Employee Stock Purchase Plan (each a “Plan”; together the “Plans”), please refer to the instructions provided by the Administrator of such Plans in order to direct it how to vote your shares. Please note that you must return your vote instructions with respect to any Plan shares no later than 11:59 p.m. ET on July 18, 2016. Please note that you may not vote any Plan shares in person at the meeting, as such shares may only be voted through the Plan Administrator. Since your vote is important, we urge you to vote promptly to ensure that your Plan shares are represented.

Can I change my vote or revoke my proxy?
You may revoke your proxy or change your voting instructions before the time of voting at the meeting in several ways.
A stockholder who has given a proxy may revoke it at any time before it is exercised at the meeting by:
•delivering to the Corporate Secretary of Chico’s a written notice stating that the proxy is revoked;
•signing and delivery a proxy bearing a later date;
•voting again by telephone or through the Internet; or
•attending and voting at the meeting (although attendance at the meeting will not by itself revoke a proxy)

Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to revoke a proxy, you may need to contact that firm to revoke any prior voting instructions.

Your vote must be received before the polls close at the Annual Meeting. You can also change your vote by voting in person at the Annual Meeting. However, attendance at the meeting will not, by itself, revoke a proxy. If you hold your shares in street name, please check with that firm for instructions on how to change your vote.
If you have previously signed a proxy card sent to you by Barington or otherwise voted according to instructions provided by Barington, you may change your vote by marking, signing, dating and returning the enclosed WHITE proxy card in the accompanying postage-prepaid envelope or by voting by telephone or via the Internet by following the instructions above. Submitting a proxy card sent to you by Barington will revoke votes you have previously made via the Company’s WHITE proxy card.
Only the latest validly executed proxy that you submit will be counted.
If I submit a proxy, how will my shares be voted?
By giving us your proxy, you authorize the individuals named as the proxies on the WHITE proxy card to vote your shares in accordance with the instructions you provide. You may vote for or against any or all of the director candidates and any or all of the other proposals. You may also abstain from voting. If you vote online or by telephone, you must indicate how you wish to vote on each item.
If you sign and return a WHITE proxy card without indicating your instructions, your shares will be voted

•	FOR election of the three nominees for the Class II director positions and one nominee for the Class I director position, in each case, nominated herein;

•	FOR ratification of the appointment of Ernst & Young, LLP as the Company’s independent certified public accountants for the fiscal year ending January 28, 2017 (fiscal 2016);

•	FOR approval of the advisory resolution to approve executive compensation; and

•	FOR approval of the proposal to amend the Company’s Amended and Restated Articles of Incorporation to declassify the Board of Directors.
The individuals named as the proxies on the WHITE proxy card to vote your shares also have the discretionary authority to vote your shares, to the extent permitted by Rule 14(a)-4(c) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on any other matter that is properly brought before the Annual Meeting. As of the date of the Notice of Annual Meeting of Stockholders, we knew of no other matters to be presented at the Annual Meeting.

If you are a beneficial owner of shares and do not specify how you want to vote, your shares may not be voted by the record holder and will not be considered as present and entitled to vote on any matter to be considered at the Annual Meeting. If your shares are held of record by a bank, broker, or other nominee, we urge you to give instructions to your bank, broker, or other nominee as to how you wish your shares to be voted so you may participate in the stockholder voting on these important matters.
Your vote is important. Whether or not you plan to attend the meeting, we encourage you to vote by proxy as soon as possible.
What are the Board’s recommendations?
The Board’s recommendations regarding the proposals to be considered at the Annual Meeting are set forth together with the descriptions of the proposals in this Proxy Statement. In summary, the Board recommends a vote:

•	FOR election of the three nominees for the Class II director positions and one nominee for the Class I director position, in each case, nominated herein (see page 10).

•	FOR ratification of the appointment of Ernst & Young, LLP as the Company’s independent certified public accountants for the fiscal year ending January 28, 2017 (fiscal 2016) (see page 23).

•	FOR approval of the advisory resolution to approve executive compensation (see page 24).

•	FOR approval of the proposal to amend the Company’s Amended and Restated Articles of Incorporation to declassify the Board of Directors (see page 26)

With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion. As of the date of the Notice of Annual Meeting of Stockholders, we knew of no other matters to be presented at the Annual Meeting.
Do you expect other candidates to be nominated for election as directors at the Annual Meeting in opposition to the Board’s nominees?
Yes. Barington, a stockholder of the Company, which beneficially owns approximately 1.5% of our common stock (inclusive of 850,000 shares of common stock underlying certain call options) has notified the Company of its intent to nominate a slate of two nominees for election as directors at the Annual Meeting in opposition to the nominees recommended by our Board. Our Board does not endorse any Barington nominee and unanimously recommends that you vote FOR the election of each of the nominees proposed by the Board by using the enclosed WHITE proxy card. The Board of Directors strongly urges you not to sign or return any proxy card sent to you by Barington.
My shares are held in street name. How are my shares voted if I do not return voting instructions?
If your shares are held in the name of a brokerage firm, financial institution or other nominee, your shares may be voted on a limited number of items even if you do not provide the brokerage firm, financial institution or other nominee with voting instructions. Brokerage firms, financial institutions and other nominees have limited authority under NYSE rules to vote shares for which their customers do not provide voting instructions on certain “routine” matters. When a proposal is not a “routine” matter under NYSE rules, the brokerage firm, financial institution or other nominee cannot vote the shares on that proposal unless they have received prior voting instructions from the beneficial owner of the shares with respect to that proposal. This inability to vote the shares in such an instance is referred as a “broker non-vote.”
Proposal 2, the ratification of the appointment of Ernst & Young, LLP as the Company’s independent registered public accounting firm for fiscal 2016, is normally considered a routine matter in uncontested elections for which the brokerage firm, financial institution or other nominee who holds your shares can vote your shares even if it has not received instructions from you. However, if Barington provides proxy materials in opposition to our Board to your broker to forward to you on their behalf, your broker will not have discretion to vote on “routine matters,” and therefore your broker would not have discretion to vote on Proposal 2. In addition, all other proposals in this Proxy Statement are non-routine matters and accordingly the brokerage firm, financial institution or other nominee cannot vote your shares on those proposals without your instructions.
Although broker non-votes are not voted on any non-routine matters, they will be counted in determining whether a quorum is present. In any event, if your shares are held of record by a bank, broker, or other nominee, we urge you to give instructions to your bank, broker, or other nominee as to how you wish your shares to be voted so you may participate in the stockholder voting on these matters.
What vote is required to approve each item?
Election of Directors. Barington has notified the Board of its intent to nominate a slate of two nominees for election as directors of the Company at the Annual Meeting in opposition to the nominees recommended by our Board. As a result, the election of directors is considered a contested election as defined in the Company’s Amended and Restated Articles of Incorporation. This means that, although the Company does not know whether Barington will, in fact, nominate any individuals for election as directors at the Annual Meeting, the four nominees receiving the highest number of “FOR” votes will be elected at the Annual Meeting. If you return a signed WHITE proxy card or otherwise complete your voting by proxy online or by telephone but abstain from voting on any of the nominees, your shares will not be voted with respect to those nominees. Your shares will be counted for purposes of determining whether there is a quorum, but will have no effect on the election of those nominees. Broker non-votes will be counted as present, but are not entitled to vote on the proposal.
Ratification of Appointment of Accountants. The appointment of Ernst & Young, LLP as the Company’s independent certified public accountants for fiscal 2016 will be ratified if the number of votes cast “FOR” ratification of the appointment by holders entitled to vote exceeds the number of votes cast opposing the ratification of the appointment. This means that if you abstain from voting on this proposal, your vote will not count for or against this proposal.
Advisory Resolution to Approve Executive Compensation. The advisory resolution to approve executive compensation (the say-on-pay vote) will be approved if the number of votes cast “FOR” approval of such advisory resolution by holders entitled to vote exceeds the number of votes cast opposing the approval of the advisory resolution. This means that if you abstain from voting on this proposal, your vote will not count for or against this proposal. As discussed above, if your broker holds your shares, your broker is not entitled to vote your shares on this proposal without your instruction. While the Board of Directors and its Compensation and Benefits Committee will consider the stockholder vote, the final vote is advisory in nature and will not be binding on the Board or the Company.

Amend the Company’s Amended and Restated Articles of Incorporation to Declassify the Board of Directors. Under the Company’s Amended and Restated Articles of Incorporation, the proposal to amend the Company’s Amended and Restated Articles of Incorporation to declassify the Board of Directors requires the affirmative vote of at least 66-2/3% of the outstanding shares of common stock. Therefore, this proposal will be approved if the number of votes cast “FOR” approval of such proposal constitutes at least 66-2/3% of the outstanding shares of common stock. This means that if you abstain from voting on this proposal, your vote will have the same effect as a vote against this proposal. Broker non-votes will also have the same effect as votes against the proposal.
Other Items.    If any other item requiring a stockholder vote should come before the meeting, the vote required will be determined in accordance with applicable law, the NYSE rules and our Amended and Restated Certificate of Incorporation and Bylaws, as applicable.
What are abstentions and broker non-votes?
An abstention occurs when a stockholder of record (which may be a broker or other nominee of a street name holder) is present at a meeting (or deemed present) but fails to vote on a proposal or indicates that the stockholder abstains from voting on the election of directors or any other proposal. A broker non-vote occurs when a broker or other nominee who holds shares for another does not vote on a particular item because the nominee does not have discretionary voting authority for that item and has not received instructions from the street name owner of the shares.
How are abstentions and broker non-votes counted when tabulating the vote?
Other than with respect to the proposal to amend the Company’s Amended and Restated Articles of Incorporation to declassify the Board of Directors, abstentions and broker non-votes with respect to a particular matter do not count in any vote totals for or against any matter presented for a stockholder vote at this Annual Meeting, even though the shares associated with such abstentions and broker non-votes are counted for purposes of determining whether there is a quorum present at the Annual Meeting. Accordingly, for purposes of such votes, abstentions and broker non-votes will have the same effect as does a share that is not present or otherwise not voted. However, with respect to the proposal to amend the Company’s Amended and Restated Articles of Incorporation to declassify the Board of Directors, abstentions and broker non-votes will have the effect of a vote against the proposal. See above under “My shares are held in street name. How are my shares voted if I do not return voting instructions?” for an explanation of whether a broker holding your shares will be entitled to vote on a proposal without your instructions.
Election of Directors.    Abstentions and broker non-votes will have no effect on the outcome of the election of candidates for director as they do not count as either “FOR” or “AGAINST” votes.
Ratification of Appointment of Accountants.    Abstentions and broker non-votes will have no effect on the outcome of the ratification of the appointment of the accountants as they do not count as either “FOR” or “AGAINST” votes.
Advisory Resolution on Executive Compensation.    Abstentions and broker non-votes will have no effect on the outcome of the advisory resolution on executive compensation as they do not count as either “FOR” or “AGAINST” votes.
Amend the Company’s Amended and Restated Articles of Incorporation to Declassify the Board of Directors. Abstentions and broker non-votes will have the same effect on the outcome of the proposal to amend the Company’s Amended and Restated Articles of Incorporation to declassify the Board of Directors as “AGAINST” votes.
Are votes confidential? Who counts the votes?
The votes of all stockholders are held in confidence from directors, officers and employees, except:

(a)	as necessary to meet applicable legal requirements and to assert or defend claims for or against the Company,

(b)	in case of a contested proxy solicitation; if Barington nominates its slate of nominees for election as directors at the Annual Meeting, then the Annual Meeting will be a contested proxy solicitation,

(c)	if a stockholder makes a written comment on the WHITE proxy card or otherwise communicates his/her vote to management, or

(d)	to allow the independent inspectors of election to certify the results of the vote.

All proxies, ballots and vote tabulations that identify stockholders are confidential. An independent tabulator will inspect and tabulate your proxy whether you vote by mail, using the Internet or by telephone. Your vote will not be disclosed to anyone other than the independent tabulator without your consent, except as described above.
Where can I find the voting results of the Annual Meeting?
We will report the voting results on a Current Report on Form 8-K filed with the SEC within four business days of the Annual Meeting.

Who is paying for the preparation and mailing of the proxy materials and how will solicitations be made?
We will pay the expenses of soliciting proxies on the WHITE proxy card. Proxies on the WHITE proxy card may be solicited on our behalf by directors, officers or employees in person or by telephone, mail, electronic transmission, facsimile transmission or telegram. The Company will request brokerage houses and other custodians, nominees and fiduciaries to forward soliciting material on our behalf to stockholders and the Company will reimburse such institutions for their out-of-pocket expenses incurred.
We have hired Innisfree to assist us in the solicitation of proxies for a fee of up to $600,000, plus out-of-pocket expenses. In connection with its retention, Innisfree has agreed to provide consulting and analytic services upon request. Innisfree estimates that approximately 50 of its employees will assist in the Company’s proxy solicitation. In addition to mail and email, proxies on the WHITE proxy card may be solicited personally, in person or by telephone, mail, electronic transmission, facsimile transmission or telegram, by certain of our directors, officers and employees named in Annex A without special compensation, other than reimbursement for expenses. Additional information about persons who are participants in this proxy solicitation is set forth in Annex A. Our aggregate expenses in connection with our solicitation of proxies, excluding salaries and wages of our officers and regular employees, are expected to aggregate to approximately $5,900,000, of which approximately $3,100,000 has been spent to date.
What does it mean if I receive more than one package of proxy materials?
This means that you have multiple accounts holding Chico’s FAS, Inc. shares. These may include: accounts with our transfer agent, American Stock Transfer and Trust Company, shares held by the administrator of our employee stock purchase plan, and accounts with a broker, bank or other holder or record. In order to vote all of the shares held by you in multiple accounts, you will need to vote the shares held in each account separately. Please follow the voting instructions provided on the WHITE proxy card or WHITE voting instruction forms that you receive to ensure that all of your shares are voted.
How do I contact the Board of Directors?
You can send written communications to one or more members of the Board, addressed to:
Chair, Board of Directors
Chico’s FAS, Inc.
c/o Corporate Secretary
11215 Metro Parkway
Fort Myers, Florida 33966
All such communications will be forwarded to the relevant director(s), except for solicitations or other matters unrelated to the Company.
How do I submit a stockholder proposal or nominate directors for the 2017 Annual Meeting?
The Company’s 2017 Annual Meeting is currently expected to be held on June 22, 2017. To be eligible under the SEC stockholder proposal rule (Rule 14a-8 promulgated under the Exchange Act) for inclusion in next year’s proxy statement, and form of proxy, a stockholder must submit the proposal in writing so that we receive it by February 7, 2017. Proposals should be addressed to the Company’s Corporate Secretary, 11215 Metro Parkway, Fort Myers, Florida 33966. Even if a stockholder proposal is not eligible for inclusion in our proxy statement pursuant to Rule 14a-8, the proposal may still be offered for consideration at an annual meeting according to the procedures set forth in the Company’s Amended and Restated Articles of Incorporation. The Company’s Amended and Restated Articles of Incorporation contain certain advance notice requirements with respect to any stockholder proposal and of any nominations by stockholders of persons to stand for election as directors at a stockholders’ meeting. That notice must be given at least 60 days before the date of the Company’s 2017 Annual Meeting and must provide certain other information as described in the Company’s Amended and Restated Articles of Incorporation.

BACKGROUND TO SOLICITATION
On May 19, 2016, the Company received a formal notice from Barington of its intent to nominate a slate of three nominees for election to the Board at the Annual Meeting. The discussion below outlines the key events and significant contacts between representatives of the Company, on the one hand, and of Barington, on the other.
In May 2015, in connection with the anticipated retirement of the Company’s then Chief Executive Officer, David F. Dyer, the Company retained an executive search firm, Herbert Mines Associates, to assist with identifying qualified candidates for the Chief Executive Officer position of the Company as well as to identify up to two potential independent board nominees for future consideration. In February 2016, Herbert Mines Associates’ activated its search for two new independent board candidates in anticipation of Mr. Dyer’s and Ms. Gibson’s retirement from the Board at the Annual Meeting. In connection with such search, the Company, together with its search firm, identified a number of prospective board nominees over the following weeks and months, which included Ms. Brooks and Mr. Simon.
On February 25, 2016, a part of its announcement of financial results for the fiscal 2015 fourth quarter and fiscal year ended January 30, 2016, the Company announced that the Annual Meeting would be held on June 16, 2016. During the Company’s earnings conference call, recently appointed Chief Executive Officer, Shelley G. Broader, discussed four key areas of focus intended to drive improved results, enhance profitability, and increase shareholder value: evolving the customer experience; strengthening the position of each brand; leveraging actionable retail science; and sharpening financial principles.
On each of March 1, 2016 and March 16, 2016, at Barington’s request, representatives of the Company held a conference call with representatives of Barington in which the Barington representatives asked a number of questions regarding the Company’s industry, performance and strategy for the future.  There was no discussion on either call of any desire of Barington to have representation on the Board.
On April 4, 2016, in connection with the ordinary course preparations for the Annual Meeting, the Corporate Governance & Nominating Committee recommended to the Board, and then the full Board voted in favor of, the nomination of each of Ms. Broader and Ms. Fields to the Board as a Class II director, in each case in accordance with Article VI, §2 and §8 of the Company’s Amended and Restated Articles of Incorporation, with each candidate to stand for re-election as a Board nominee at the Annual Meeting.
On April 8, 2016, at a previously scheduled meeting of the Board, the Board discussed the timing of the Annual Meeting in light of the ongoing director search. The Board determined at that meeting to move the date of the Annual Meeting to July 21, 2016 and to set the record date for the Annual Meeting at May 16, 2016, in order to permit enough time to fully evaluate prospective Board nominees, as well as to resolve scheduling issues. Those dates were publicly announced in a press release on April 8, 2016. As a result of setting the date of the Annual Meeting as July 21, 2016, under the Company’s Amended and Restated Articles of Incorporation the deadline for stockholders to nominate directors became May 22, 2016.
On April 12, 2016, at Barington’s request, representatives of the Company held a conference call with representatives of Barington in which the Barington representatives asked a number of questions regarding the Company’s industry, performance and strategy for the future. There was no discussion on such call of any desire of Barington to have representation on the Board.
On April 25, 2016, pursuant to the strategy described by Ms. Broader on the February 25 earnings call, the Company announced the realignment of its Marketing and Digital Commerce functions, which the Company estimated would result in the reduction of fiscal 2016 marketing expenses by $11 million and the generation of annualized cost savings of approximately $14 million.
On April 28, 2016, representatives of Barington and the Company had a second telephone conversation following a request by Barington on April 13, 2016, in which the participants further discussed the Company’s industry, performance and strategy for the future. In the course of that call, Mr. Mitarotonda advised the Company representatives of his desire to join the Board and that he would be sending a letter to the Company’s Chairman, David F. Walker, with his views on the Company’s operations and performance.
There were no further communications between the Company and Barington until May 3, 2016, when Mr. Mitarotonda sent a letter to Mr. Walker. In the letter, Mr. Mitarotonda stated his views regarding the Company’s performance and expressed his desire to further discuss Barington’s recommendations for the Company and to provide the Company with the names and resumes of potential candidates for the Board.
On May 11, 2016, Barington provided the Company with a list of five prospective director candidates, including Mr. Mitarotonda, for consideration by the Board. Later that day, Mr. Walker along with Janice L. Fields, the Chair of the Board’s Corporate Governance & Nominating Committee, spoke by phone with Mr. Mitarotonda and other representatives of Barington to discuss the substance of the Barington May 3rd letter. On that call, Mr. Walker and Ms. Fields noted that the Board and management team of the Company appreciate constructive input from all of the Company’s shareholders on ways to enhance value, and that the Board would consider the prospective nominees suggested by Barington.

Over the following weeks, the Corporate Governance & Nominating Committee, together with Company’s executive search firm, proceeded to evaluate the prospective nominees suggested by Barington, as well as the prospective nominees identified by the Corporate Governance & Nominating Committee’s executive search firm. As part of that process, on May 15 and 16, 2016, members of the Board met in Orlando, Florida, with one of the individuals identified by Barington. In addition, members of the Board requested to hold a teleconference with another one of the five prospective nominees. However, that individual advised that she was withdrawing her name from consideration.
On May 19, 2016, the Corporate Governance & Nominating Committee met by teleconference to consider the individuals recommended by Herbert Mines Associates for consideration as possible Board nominees, as well as the individuals recommended by Barington. After careful evaluation, the members the Corporate Governance & Nominating Committee concluded that the addition of Ms. Brooks and Mr. Simon to the Board, together with the continuing service of Ms. Broader and Ms. Fields, represented the right combination of expertise, experience and independence for the Board. Following deliberation and discussion, the Corporate Governance & Nominating Committee determined to recommend the nomination of those four individuals to the Board, including the ratification of such Committee’s April 4, 2016 actions in connection with the nomination of each of Ms. Broader and Ms. Fields for re-election at the Annual Meeting, subject to consideration of any additional individuals nominated by stockholders prior the May 22, 2016 deadline who had not already been considered by the Board and Corporate Governance & Nominating Committee. Following careful deliberation and due consideration and after hearing the recommendation of members of the Corporate Governance & Nominating Committee, the Board determined to accept the Committee’s recommendation and to nominate each of Ms. Brooks, Mr. Simon, Ms. Broader and Ms. Fields for election to the Board at the Annual Meeting, including the ratification of the Board’s April 4, 2016 actions in connection with the nomination of each of Ms. Broader and Ms. Fields for re-election at the Annual Meeting, subject to consideration of any additional individuals nominated by stockholders prior to the May 22, 2016 deadline who had not already been considered by the Board and Corporate Governance & Nominating Committee.
Later on May 19, 2016, Barington delivered a formal notice of nomination to the Company, stating its intent to nominate its slate of three nominees, including Mr. Mitarotonda, to stand for election at the Company’s Annual Meeting. Each of Barington’s nominees was among the five individuals previously identified by Barington and considered by the Corporate Governance & Nominating Committee and Board.
On May 20, 2016, Mr. Walker, Ms. Fields and Ms. Broader had a call with representatives of Barington, including Mr. Mitarotonda. During that telephone conversation, Mr. Walker informed the representatives of Barington of the Board’s decision to nominate each of Ms. Brooks, Mr. Simon, Ms. Broader and Ms. Fields for election to the Board at the Annual Meeting, and discussed the process and analysis the Company had conducted in reaching that conclusion.
On May 21, 2016, the Board met by telephonic conference, together with members of Company management and advisers, to discuss the notice of nomination submitted by Barington and the subsequent conversations between representatives of the Company and Barington. After extensive discussion, the Board concluded that moving forward with the slate of nominees previously approved by the Board was in the best interests of the Company and its stockholders.
On May 23, 2016, Mr. Walker, Ms. Broader and the Company’s Chief Financial Officer, Todd E. Vogensen, had a follow-up call with representatives of Barington, including Mr. Mitarotonda. During that telephone conversation, Mr. Walker informed the representatives of Barington of the Board’s decision to nominate each of Ms. Brooks, Mr. Simon, Ms. Broader and Ms. Fields for election to the Board at the Annual Meeting and the Board’s decision to not include Mr. Mitarotonda or any of the other Barington nominees on the Board’s slate of nominees. Mr. Walker again asked Mr. Mitarotonda to consider withdrawing the Barington slate of prospective nominees and to support the Board’s decision and nominees. Mr. Mitarotonda and the Barington representatives asked for time to consider the Company’s proposal and indicated they would provide their response back to the Company in short order. Later that evening, Mr. Mitarotonda sent an email to Company management and declined to support the Board’s slate of nominees and indicated Barington would proceed with nominating its own slate.
During the early morning on May 24, 2016, Barington publicly announced that it intended to seek to elect two of the three individuals originally indicated in Barington’s May 19, 2016 notice of nomination - Jim Mitarotonda and Janet Grove - for election to the Board at the Annual Meeting.

PROPOSALS REQUIRING YOUR VOTE
The following four proposals will be presented at the Annual Meeting for your vote. When voting by Internet or telephone, you will be instructed how to vote for or against or abstain from voting on these proposals. If you received a printed copy of your proxy materials, space is provided on the WHITE proxy card to vote for or against or abstain from voting on each of the proposals.
The Board of Directors recommends a vote FOR Proposals 1, 2, 3 and 4 on your WHITE proxy card.

PROPOSAL 1.	ELECTION OF DIRECTORS
Our Board is divided into three classes. One class of directors is elected at each annual meeting of stockholders of the Company to a term of three years. Due to the earlier resignation of Cynthia A. Fields, one of our Class I directors, effective February 21, 2016, the Company currently has nine directors with Class I consisting of two directors, Class II consisting of four directors, and Class III consisting of three directors.

Nominees for Election
The terms of the existing Class II directors, Shelley G. Broader, Verna K. Gibson, David F. Dyer and Janice L. Fields, expire at the Annual Meeting. Ms. Gibson and Mr. Dyer have chosen to retire from the Board effective with the Annual Meeting and will not stand for reelection.
The Class III directors, David F. Walker, John J. Mahoney and Stephen E. Watson, serve until the Annual Meeting of Stockholders in 2017. The Class I directors, Ross E. Roeder and Andrea M. Weiss, serve until the Annual Meeting of Stockholders in 2018.
The election of the three Class II directors and one Class I director will take place at the Annual Meeting. At a Board meeting on May 19, 2016, the Board approved the recommendation of the Corporate Governance and Nominating Committee and nominated Shelley G. Broader, Janice L. Fields and Bonnie R. Brooks to stand for election at the Annual Meeting and to serve as Class II directors until the Annual Meeting of Stockholders in 2019 and William S. Simon to stand for election at the Annual Meeting and to serve as a Class I director until the Annual Meeting of Stockholders in 2018. Each director nominee has consented to being named in this Proxy Statement and has agreed to serve if elected.
Class II Director Seats
Shelley G. Broader
Janice L. Fields
Bonnie R. Brooks
Class I Director Seats
William S. Simon

The Board recommends that you vote on the WHITE proxy card or by Internet or telephone as set forth on the voting instruction form “FOR” the election of each of our nominees to serve as directors of the Company until the 2019 annual meeting of stockholders (in the case of the Class II Director Seats) and the 2018 annual meeting of stockholders (in the case of the Class I Director Seat), or, in each case, until their successors are elected and qualified.
Barington has notified the Company of its intent to nominate its slate of two nominees for election as directors at the Annual Meeting. As a result, the election of directors is considered a contested election as defined in the Company’s Amended and Restated Articles of Incorporation, and the four nominees receiving the highest number of FOR votes will be elected. Withholdings will be counted as present for the purposes of this vote but are not counted as votes cast. Broker non-votes, if any, will be counted as present, but are not entitled to vote on the proposal.
Our Board does not endorse any Barington nominee and unanimously recommends that you disregard any proxy card that may be sent to you by Barington. Voting to “withhold” with respect to any of Barington’s nominees on its proxy card is not the same as voting for our Board’s nominees, because a vote to “withhold” with respect to any of Barington’s nominees on its proxy card will revoke any previous proxy submitted by you. If you have already voted using a proxy card sent to you by Barington, you have every right to change it and we urge you to revoke that proxy by voting in favor of our Board’s nominees by using the enclosed WHITE proxy card. Only the latest validly executed proxy that you submit will be counted.

The following information is supplied for each person that the Board nominated and recommended for election and is based upon our records and information furnished to us by the nominees. It includes the experience, qualifications, attributes or skills that caused the Corporate Governance and Nominating Committee and the Board to conclude that the person should serve as one of our directors.
Shelley G. Broader, 51, has been a director since December 2015 at which time she was also appointed as the Company’s Chief Executive Officer and President. Ms. Broader joined the Company after having served as President and Chief Executive Officer of the Wal-Mart Stores, Inc. (“Walmart”) Europe, Middle East and Sub-Saharan Africa region since 2014. Walmart is a multinational retail corporation. She previously served Walmart in various roles, including as President and Chief Executive Officer of Walmart Canada from 2011 to 2014, Chief Merchandising Officer for Walmart Canada from 2010 to 2011, and Senior Vice President for Sam’s Club in 2010. Prior to joining Walmart in 2010, Ms. Broader was President and Chief Operating Officer of The Michaels Companies, Inc. (“Michaels”), an arts and crafts retail chain, from 2008 to 2009. Before joining Michaels, Ms. Broader enjoyed a 17-year career with Delhaize Group, a food supermarket retailer, where, under the Hannaford banner, she held a range of leadership roles across the Company’s operations, merchandising, distribution, strategy and marketing divisions. Ms. Broader is a member of the board of directors of Raymond James Financial, Inc, a financial services company.
Ms. Broader has extensive experience in global and regional retail businesses with keen insight into driving profitability and promoting growth including several prior senior executive roles. We believe Ms. Broader’s expertise in the retail industry and leadership skills qualifies her to sit on our Board.
Janice L. Fields, 60, has been a director since May of 2013 and served as President of McDonald’s USA, LLC, a subsidiary of McDonald’s Corporation, a fast food chain operator and franchiser, from January 2010 until her retirement in November 2012. Ms. Fields held numerous other roles at McDonald’s, having started her career as a crew member. Prior to serving as President, she held several executive positions within McDonald’s USA, including U.S. Division President for the Central Division from 2003 through 2006 and Executive Vice President and Chief Operating Officer from 2006 through January 2010. Ms. Fields currently serves on the Board of Directors of Monsanto Company, a leading global provider of agricultural products, and The Global Board of Ronald McDonald House Charities, a nonprofit organization supporting children’s health. Previously, Ms. Fields also served on the Boards of Directors of The Field Museum, a natural history museum, from 2010 through 2012 and United Cerebral Palsy, an international nonprofit service provider for individuals with disabilities, from 2005 through 2013.
Through her numerous executive roles at a Fortune 500 company, Ms. Fields has gained broad financial and operational experience and has demonstrated significant leadership and management skills through her successful implementation of various strategic initiatives. She has developed expertise related to marketing, strategic planning, risk management, production, and human resources, which provides her with valuable insights on operational and strategic matters reviewed by our board. We believe that her extensive operational, financial, and strategic planning experience qualifies her to sit on our Board.
Bonnie R. Brooks, 63, has more than 30 years of global retail executive leadership experience and currently serves as the Vice Chair of Hudson’s Bay Company, a fashion retail group operating through multiple banners, including Hudson’s Bay, Home Outfitters, Lord and Taylor, Saks Fifth Avenue, Saks Off Fifth and Kaufhof. Ms. Brooks joined Hudson’s Bay in 2008 as Chief Executive Officer and President. From 2012 to 2014, Ms. Brooks served as President of Hudson’s Bay Company, responsible for both Hudson’s Bay and Lord and Taylor departments stores USA. From 1997 to 2008, Ms. Brooks was based in Hong Kong serving as an executive officer, including as President of the Lane Crawford Joyce Group, a women’s fashion retailer with over 500 stores in Asia, and as Global Merchandise Manager for Dickson Concepts (International) Limited, a luxury retail group. Prior to that, Ms. Brooks spent over a decade at Holt Renfrew & Company, a Canada-based fashion department store, in roles that included Executive Vice President and General Merchandise Manager. Ms. Brooks also serves on the Board of Directors of Abercrombie & Fitch Co., a teen apparel retailer, Alignvest Acquisition Corporation, a Special Purpose Acquisition Corporation, Rogers Communications Inc., a Canadian diversified communications and media company, and Empire Company Ltd., a Canadian company whose key businesses include food retailing and related real estate development. Ms. Brooks has advised the Board of Directors that she will not be standing for re-election to the Board of Directors of Empire Company, Ltd. in connection with their next annual meeting in September. Ms. Brooks is a trustee of RioCan Real Estate Investment Trust, a North American real estate owner and operator, and serves as the Chair of the Board of Trustees of the Royal Ontario Museum.
Ms. Brooks’ significant experience in the retail industry, including her experience as a Chief Executive Officer and President, has provided her with the operational expertise and extensive public company board experience and qualifies her to sit on our Board.
William S. Simon, 55, served as Executive Vice President of Walmart and as President and CEO of Walmart U.S. from 2010 until 2014, and he remained a consultant to Walmart through February 2015. Since 2014, Mr. Simon has served as President of WSS Consulting, a consulting advisory firm established by Mr. Simon to provide professional consulting services to businesses. Previously, he served as Executive Vice President and COO of Walmart U.S. from 2007 to 2010 and Executive Vice President of Professional Services and New Business Development from 2006 to 2007. Prior to joining Walmart, Mr. Simon held several senior positions at Brinker International, Inc., a casual dining restaurant company, Diageo North America, Inc., a leading premium drink company, Cadbury Schweppes plc, a multinational confectionery company, PepsiCo, a multinational food, snack and beverage corporation, and RJR Nabisco, a tobacco and food products company. Mr. Simon served as Secretary of the Florida Department of Management Services and served 25 years in the U.S. Navy and Naval Reserves. Mr. Simon also serves on the Board of Directors of Darden Restaurants, Inc., a restaurant operator, and Agrium, Inc., a retail supplier of agricultural products and services, and is a senior advisor to KKR, an investment firm. Since 2015, Mr. Simon has served as a faculty member and Executive in Residence at Baylor University.
Mr. Simon’s numerous executive roles within the retail and restaurant sectors have gained him extensive financial and operational experience. Mr. Simon has demonstrated significant leadership and management skills in successfully managing and reducing costs in large scale retail operations during his career. We believe that his leadership and management skills qualifies him to sit on our Board.
The nominations of Ms. Brooks and Mr. Simon follow a search process for new independent director candidates that the Corporate Governance and Nominating Committee began in February 2016 with the assistance of Herbert Mines Associates. As requested by Barington, the Board also reviewed five director candidates that Barington initially recommended.
As part of this review, Herbert Mines Associates provided input on each of Barington’s recommended candidates, and the Board also considered their credentials and qualifications. In addition, multiple members of the Board spoke directly with two of Barington’s candidates, Mr. Mitarotonda and Ms. Grove, and sought to speak with another of Barington’s candidates before she chose to withdraw her name from consideration.
After reviewing Barington’s candidates and considering the field of other candidates identified as part of the work with Herbert Mines Associates, the Board unanimously determined that the four candidates nominated by the Board - Ms. Broader, Ms. Brooks, Ms. Fields and Mr. Simon - have the most current and relevant skill sets and experience to support the Company and the actions being taken to improve performance and drive value, and that they are best qualified to serve as the Company’s director nominees.
If elected, Ms. Broader and Ms. Fields will continue their service on the Board and Ms. Brooks and Mr. Simon will initiate their service on the Board beginning at the Annual Meeting and will serve on the Board until the Annual Meeting in 2019 and the Annual Meeting in 2018, respectively, or until their successors are duly elected and qualified, or until their earlier death, resignation or removal. Unless otherwise directed, the persons named in the enclosed form of WHITE proxy card intend to vote such proxy “FOR” the election of Ms. Broader, Ms. Fields, and Ms. Brooks as Class II directors of the Company and Mr. Simon as a Class I director of the Company.
None of the nominees is related to another or to any other director or any executive officer of the Company by blood, marriage, or adoption.
Each of the proposed nominees for election as directors has consented to serve if elected. If, as a result of circumstances not now known or foreseen, any of the nominees becomes unable or unwilling to serve as a director, proxies on the WHITE proxy card may be voted for the election of such other person or persons as the Board of Directors may select. The Board of Directors has no reason to believe that any of the nominees will be unable or unwilling to serve.
Recommendation
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THESE NOMINEES ON THE WHITE PROXY CARD.
Annex A sets forth information relating to our directors, nominees for directors and certain of our officers and employees who are considered “participants” in our solicitation under the rules of the SEC by reason of their position as directors of the Company, as nominees for directors or because they may be soliciting proxies on our behalf.
If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor at the contact listed below:

Innisfree M&A Incorporated
Stockholders may call toll-free (877) 825-8971
Banks and brokers may call collect at (212) 750-5833
Directors Continuing in Office
Directors whose present terms continue until 2017 (Class III directors):

David F. Walker, 62, has been a director since 2005 and serves as Chair of the Board. He also serves on the Board of Directors of CommVault Systems, Inc., a data and information management software company, and CoreLogic, Inc., an analytics and data services company. Mr. Walker served on the Board of Directors of Paradyne Networks, Inc. from 2003 through 2005, First Advantage Corporation from 2003 through 2009, and Technology Research Corporation from 2004 through 2010. From 2002 through 2009, he was the Director of the Accountancy Program at the University of South Florida in St. Petersburg and led the school’s Program for Social Responsibility and Corporate Reporting. For approximately 27 years, through 2002, Mr. Walker was with the accounting firm of Arthur Andersen LLP, having served as a partner in the firm from 1986 until 2002 and completing his career as partner in charge of the firm’s assurance and business advisory services practice in the Florida/Caribbean region. Mr. Walker is a National Association of Corporate Directors (NACD) Board Leadership Fellow, certified public accountant, certified fraud examiner, and holds a Masters of Business Administration degree from the University of Chicago Graduate School of Business.
We believe that Mr. Walker’s experience on other public company boards, distinguished role in academia, and service as a former partner at a global accounting firm, provide the Board with significant public company oversight experience and qualifies him to sit on our Board.
John J. Mahoney, 65, has been a director since 2007 and retired as Vice Chairman of Staples, Inc., an office supply retail chain, in July 2012, having served as Vice Chairman since January 2006. Mr. Mahoney also served as Chief Financial Officer for Staples, Inc. from 1996 through January 2012. Prior to 1996, Mr. Mahoney was a partner at accounting firm Ernst & Young, LLP. He currently serves on the Board of Directors of Bloomin’ Brands, Inc., a company that owns dining restaurant chains, Michael’s Stores, Inc., an arts and crafts retail chain, and Burlington Stores, Inc., a national retail chain. Mr. Mahoney served on the Boards of Directors of Advo, Inc., a leading direct mail marketing services company, from 2001 to 2007, Tweeter Home Entertainment Group, Inc., a consumer electronics retailer, from 2004 to 2007 and Zipcar, Inc., a car sharing company, from 2010 to 2012.
As the retired Vice Chairman and former Chief Financial Officer of a Fortune 500 retail company, Mr. Mahoney brings extensive experience in a number of important areas including finance and strategic planning, as well as a deep knowledge of the various issues that retail companies currently face which we believe qualifies him to sit on our Board.
Stephen E. Watson, 71, has been a director since November 2010. Mr. Watson brings to the Board nearly 40 years of executive and director experience in the retail industry, holding various executive officer positions with Dayton Hudson Corporation, a company owning several major retail brands, including Chairman and Chief Executive Officer of Dayton Hudson Department Stores Co. and President of Dayton Hudson Corporation. Mr. Watson retired in 2002 as President and Chief Executive Officer of Gander Mountain Company, a privately held retailer for outdoor sports and recreation activities. Mr. Watson also serves on the Board of Directors as non-executive Chairman of Regis Corporation, a leading hair salon chain, and as Lead Director and Chairman of the Audit Committee for Kohl’s Corporation, a department store retail chain. From 1997 through 2005, Mr. Watson was a director of Shopko Stores, Inc., a retail store chain. From 2004 through 2007, Mr. Watson was a director of Smart & Final, Inc., a chain of food supply stores. He also served on the Boards of Norwest Bank from 1990 to 1996, Target Corporation, a multinational retail chain, from 1991 to 1996, Retek, Inc., a provider of resistance welding components and supplies, from 1999 to 2004 and Eddie Bauer Holdings, Inc., a holding company that operates retail store chains, from 2005 to 2010.
We believe that Mr. Watson’s experience as a leading senior executive officer of several complex and specialty retail businesses, his experience as a director of other public retail companies and his broad knowledge of areas such as retail operations, corporate finance, accounting, marketing and merchandise procurement qualifies him to sit on our Board.
Directors whose present terms continue until 2018 (Class I directors):
Ross E. Roeder, 78, has been a director since 1997 and served as the Chair of the Board from 2009 until 2015. Mr. Roeder is the former Chairman of Smart & Final, Inc., a chain of food supply stores, having held this position from 1999 and having also served as a director of SFI Corporation, the parent corporation of Smart & Final, from 1984 until his retirement in 2007. From 1999 until 2004, Mr. Roeder also held the position of Chief Executive Officer of Smart & Final, Inc. From 1986 to 1998, Mr. Roeder served as a director of Morgan-Kaufman Publishers, Inc., a publisher of computer science text and reference books, and from 1993 to 1998 served as its Chairman of the Board. From 1986 until February 1993, Mr. Roeder was President and Chief Executive Officer of Federal Construction Company. Mr. Roeder was also a director of Mercantile Bank from 1995 to 2006.
As the former chief executive officer of a retail company, Mr. Roeder has many years of experience as a senior executive in the retail industry. We believe that Mr. Roeder’s extensive retail industry experience and executive leadership experience coupled with his 18 years as a director of the Company, qualifies him to sit on our Board.
Andrea M. Weiss, 61, has been a director since February 2009. Ms. Weiss is the founder and current President and Chief Executive Officer of Retail Consulting, Inc., a boutique consulting practice focused on product and brand development, consumer contact strategies, operational improvements, and turnarounds, and has served as its President and Chief Executive

Officer since its formation in October 2002. In April 2014, Ms. Weiss co-founded The O Alliance, LLC., a consulting network focused on omni-channel solutions. She has extensive specialty retail experience having served in several senior executive positions with dELiA*s Inc., a retail company of young women’s clothing, The Limited, Inc., a women’s fashion retailer, Intimate Brands, Inc., a women’s fashion retailer, Guess, Inc., a clothing retailer, and Ann Taylor Stores, Inc., a women’s retail chain. Ms. Weiss currently serves on the board of directors of Cracker Barrel Old Country Store, Inc., a chain of restaurant and gift stores, and Nutrisystem, Inc., a provider of weight loss products and services. Ms. Weiss served on the boards of directors of Ediets.com, Inc., an online service providing dietary, nutritional and exercise advice, from 2004 to 2009 and GSI Commerce, Inc., a company specializing in creating, developing and running online sites for brick and mortar retail establishments, from 2006 to 2011 and The Pep Boys – Manny, Moe & Jack, an automotive products chain from 2013 to 2016.
In her various senior executive roles and as a consultant, Ms. Weiss has obtained significant marketing and consumer branding experience. We believe Ms. Weiss’ valuable expertise and insights in building brand awareness, proprietary brand development and consumer behavior qualify her to sit on our Board.
Director Nominations and Qualifications
Responsibility for Selection of Director Candidates
The Board is responsible for selecting director candidates. The Board has delegated the screening process to the Corporate Governance and Nominating Committee (the “Governance Committee”), with the expectation that other members of the Board and executives will be asked to take part in the process as appropriate. The Governance Committee identifies individuals qualified to become Board members and recommends such individuals to the Board for its consideration.
Director Criteria
The Governance Committee is responsible for reviewing with the Board the requisite skills and characteristics of new Board candidates in the context of the then current composition of the Board. When evaluating nominees, the Board takes into account the composition of the entire Board, including the requirement that a majority of Board members be independent; the diversity of experiences and backgrounds represented on the Board; the need for financial, business, academic, public company and other expertise on the Board and its committees; and the need to have directors who will work collegially to represent the best interests of the Company and its stockholders, communities and employees. This assessment includes experience in retail, finance, administration, operations, technology, risk management, social media, and marketing.
The Board considers diversity to include differences of viewpoint, professional experience, individual characteristics, personal background, qualities, skills, qualifications, gender, and ethnicity/race, resulting in the ability to contribute naturally varying perspectives. Although the Company does not have a formal policy with respect to diversity, the Board and the Governance Committee believe that diversity in experiences, qualifications, backgrounds, and personal characteristics is important to the effectiveness of the Board’s oversight of the Company. The Governance Committee does not assign specific weight to particular criteria and no particular criterion is necessarily applicable to all prospective nominees and continuing directors.
Director candidates should be able to provide insights and practical wisdom based on their experience and expertise. Directors are expected to prepare for, attend and participate in Board and Board Committee meetings, to ask direct questions and require straight answers, and to spend the time needed and meet as frequently as necessary to properly discharge their responsibilities and duties as directors. Each Board member is expected to ensure that other existing and planned future commitments do not materially interfere with the member’s service as a director. In accordance with the Corporate Governance Guidelines of the Company, service on other boards and other commitments are considered by such Committee when reviewing Board candidates.
The Board believes that each of its directors:

—	Is knowledgeable and has significant insight relevant to the retail industry;

—	Has demonstrated high ethical standards and personal integrity;

—	Takes his or her responsibility to the Board seriously;

—	Has a record of personal and professional achievement;

—	Demonstrates strong leadership skills in his or her area of present and past expertise;

—	Has the interest, time available and commitment to fulfill his or her responsibilities as director; and

—	Demonstrates the ability and willingness to contribute with other directors and with management.
Based on the all of these factors, the Board believes that each of its directors is qualified to serve on its Board of Directors.
Identifying and Evaluating Nominees
In evaluating potential nominees to its Board of Directors, the Board considers, among other things, the following:

—	Personal qualities and characteristics, accomplishments and reputation in the business community;

—	Knowledge of the retail industry and other relevant industry practices;

—	Relevant experience and background that would benefit the Company;

—	Ability and willingness to commit adequate time to Board and committee matters;

—	The fit of individual skills and attributes with those of other directors which will build on the dynamics of the Board; and

—	Diversity of viewpoints, professional experience, individual characteristics, personal background, and qualities and skills.
Candidates may come to the attention of the Governance Committee through current Board members, current management, professional search firms, stockholders or other persons. In connection with, and in anticipation of, the Annual Meeting, the Company retained an executive search firm, Herbert Mines Associates, who provided professional assistance and advice to the Governance Committee and the Board in identifying and evaluating potential independent director nominees for detailed consideration by the Governance Committee and then the Board, which prospective nominees included Ms. Brooks and Mr. Simon.
The Governance Committee generally determines whether the current members of the Board continue to provide the appropriate mix of knowledge, skills, judgment, experience, diversity, differing viewpoints and other qualities necessary for the Board to direct the Company. Furthermore, the Governance Committee regularly engages in Board succession planning by assessing the need for additional Board members to fill vacancies or to expand the size of the Board and the likelihood that the prospective nominee can satisfy the applicable criteria for directors. The Governance Committee identifies potential Board nominees utilizing search firms and their own contacts within the business community. In addition, when the Governance Committee seeks a new candidate for directorship, it seeks qualifications from the individual that will complement the attributes and perspectives of the other members of the Board. The Governance Committee takes into consideration whether particular individuals satisfy the independence criteria set forth in the New York Stock Exchange (“NYSE”) listing standards, together with any special criteria applicable to service on various committees of the Board.
Once the Governance Committee has identified a prospective nominee, it will make an initial determination as to whether to conduct a full evaluation of the candidate. This initial determination is based on whatever information is provided to the Governance Committee with the recommendation of the prospective candidate, as well as the Governance Committee’s own knowledge of the prospective candidate, which may be supplemented by inquiries to the person making the recommendation or others.
If the Governance Committee determines, in consultation with the Chair of the Board and other Board members, as appropriate, that additional consideration is warranted, it may ask Board members or engage third parties to gather additional information about the prospective nominee’s background and experience and to report the findings to the Governance Committee. The Governance Committee then evaluates the prospective nominee against the criteria set out in the Company’s Corporate Governance Guidelines. The Governance Committee also considers such other relevant factors as it deems appropriate, including the backgrounds, qualifications and skills of existing Board members, the balance of management and independent directors, the need for Audit Committee expertise, and the Governance Committee’s evaluation of other prospective nominees.
In connection with this evaluation, the Governance Committee determines whether to interview the prospective nominee, and if warranted, the Chair of the Governance Committee, one of the other independent directors, as well as the Chief Executive Officer, and others as appropriate, interview prospective nominees in person or by telephone. After completing these evaluations and interviews, the Governance Committee deliberates and makes a recommendation to the full Board as to the persons who should be nominated by the Board, and the Board determines the nominees after considering the recommendation and report of the Governance Committee.

The Company does not have a mandatory retirement age for Board members.  The Corporate Governance Guidelines of the Company contemplate that the Governance Committee will review whether a non-management director who has turned 75 should consider retirement from the Board when his seat is next up for election.
Stockholder Nominees
The policy of the Governance Committee is to consider written recommendations from stockholders for positions on the Board of Directors. A stockholder who wishes to recommend a prospective nominee for the Board should notify the Corporate Secretary of the Company or any member of the Governance Committee in writing with whatever supporting material the stockholder considers appropriate, including the nominee’s name and qualifications for Board membership. In evaluating the nominations, the Governance Committee seeks to address the criteria set forth above. In addition, stockholders may nominate persons for election as directors at an annual stockholders’ meeting if such nominations are made in accordance with the procedures set forth in the Company’s Amended and Restated Articles of Incorporation. See “Stockholder Proposals for Presentation at the 2017 Annual Meeting” on page 54 for further information. As described in further detail above, the Company received notice from Barington of its intention to nominate its slate of two nominees for election as Class II directors at the Annual Meeting.
Compensation of Directors
General.    The Compensation and Benefits Committee (the “Compensation Committee”) is responsible for reviewing and recommending director compensation and utilizes the services of Frederic W. Cook & Co., Inc. (“Cook”), an outside independent consultant to assist in its analysis and recommendations. Cook provides the Compensation Committee and the Board with a review and analysis of the prevailing outside director compensation structures, utilizing data from the Company’s peer group companies. Such reviews and analyses are conducted periodically on a comprehensive basis, with at least an annual general update. These reviews and analyses were used in connection with implementing the compensation arrangements described below.
Indemnification.    We indemnify our directors and certain of our officers to the fullest extent permitted by law so that they will serve free from undue concern. This is authorized under our Bylaws, and accordingly we have signed agreements with each of those individuals contractually obligating us to provide this indemnification to them.
Base Compensation and Non-Equity Benefits.    During fiscal 2015, each non-employee director received an annual retainer of $75,000. The non-employee director serving as Chair of the Board received an additional annual cash retainer of $75,000. In addition, each non-employee director who served as a committee chair for the Audit Committee, Compensation and Benefits Committee, Merchant Committee, Governance Committee, or Executive Committee received additional annual retainers of $20,000, $20,000, $15,000, $12,500, and $10,000, respectively. The non-chair member of the Merchant Committee who was a non-employee director throughout fiscal 2015, received an additional annual retainer of $7,500.
All directors are entitled to reimbursement of their reasonable out-of-pocket expenses for attendance at board and committee meetings and non-employee directors also are entitled to elect to participate in the Company’s health insurance program with coverage provided for the director and his or her dependents and with the cost thereof paid by the Company. During the last fiscal year, Ms. Gibson, Mr. Walker, Mr. Mahoney, Ms. Janice Fields and Ms. Weiss participated in this health insurance program.
Restricted Stock.    The Board has the discretion to make equity awards to non-employee directors. It is anticipated that each year around the time of the Annual Meeting of Stockholders, at the discretion of the Board, each continuing non-employee director would be awarded a determined grant value of restricted stock or restricted stock units that would vest one year following the grant date. Restricted stock awards are considered participating securities and recipients have the right to receive dividends on the awards during the vesting period. On June 25, 2015, for their respective service as directors, Mr. Roeder, Ms. Gibson, Mr. Walker, Mr. Mahoney, Ms. Weiss, Mr. Watson and Ms. Janice Fields each received grants of 7,700 shares of restricted equity under the Company’s 2012 Omnibus Stock and Incentive Plan (the “2012 Omnibus Plan”), which was equivalent to approximately $130,000 in grant value, with certain rights to take such award in the form of restricted stock or restricted stock units and certain rights to defer settlement. Each such restricted stock grant vests 100% on June 25, 2016.
On February 21, 2016, Ms. Cynthia Fields submitted her resignation from the Company’s Board of Directors, effective immediately. Ms. Cynthia Fields’ decision to resign was not the result of any disagreement on any matter relating to the Board’s or the Company’s operations, policies or business practices. Upon her resignation, Ms. Cynthia Fields forfeited her October 1, 2015 grant of 6,340 shares of restricted equity, which was equivalent to approximately $98,000 in grant value.
Under the current compensation arrangements, the Company’s continuing non-employee directors, Mr. Walker, Mr. Roeder, Mr. Mahoney, Ms. Weiss, Mr. Watson and Ms. Janice Fields may receive additional equity awards at the discretion of the Board of Directors under the applicable equity plan.

Non-Employee Director Compensation Table
The following table provides information on the compensation for non-employee directors for the fiscal year ended January 30, 2016 (referred to as “fiscal 2015”). While, effective December 1, 2015, Mr. Dyer retired as an executive officer and began service as Vice Chair of the Board of Directors, a non-executive board member position, the compensation information for Mr. Dyer appears in the Summary Compensation Table for NEOs.

Name	Fees Earned or Paid in Cash (1) ($)	Stock Awards (2) ($)	All Other Compensation (3) ($)	Total ($)
David F. Walker	146,046	130,053	13,320	289,419
Ross E. Roeder	108,954	130,053	2,993	242,000
Verna K. Gibson	90,000	130,053	14,682	234,735
John J. Mahoney	95,000	130,053	17,898	242,951
Andrea M. Weiss	82,500	130,053	12,722	225,275
Stephen E. Watson	75,000	130,053	56	205,109
Janice L. Fields	87,349	130,053	13,229	230,631
Cynthia A. Fields	27,814	97,636	—	125,450

(1)	The following table shows the breakdown of the Total Fees Earned or Paid in Cash between the Annual Retainer and the Committee Chair Fees. These fees are paid quarterly, in arrears.

Name	Annual Retainer Fees ($)	Chair of the Board and Committee Chair Fees ($)	Total Fees Earned or Paid in Cash ($)
David F. Walker	75,000	71,046	146,046
Ross E. Roeder	75,000	33,954	108,954
Verna K. Gibson	75,000	15,000	90,000
John J. Mahoney	75,000	20,000	95,000
Andrea M. Weiss	75,000	7,500	82,500
Stephen E. Watson	75,000	—	75,000
Janice L. Fields	75,000	12,349	87,349
Cynthia A. Fields	25,272	2,542	27,814

(2)
The amounts included in the “Stock Awards” column represent the grant date fair value of restricted equity awards granted to directors in fiscal 2015, computed in accordance with FASB ASC Topic 718. The grant date fair value for shares/units granted to all non-employee directors (except for Ms. Cynthia Fields) on June 25, 2015 was $16.89 per share. The grant date fair value for the stock awards granted to Ms. Cynthia Fields on October 1, 2015 was $15.40 per share. The amounts in this column represent the value of 7,700 shares of restricted stock, the aggregate number of restricted equity awards held by each non-employee director as of January 30, 2016, except for Ms. Cynthia Fields, who forfeited her outstanding restricted equity upon her resignation on February 21, 2016.

(3)
For Mr. Walker, Ms. Gibson, Mr. Mahoney, Ms. Weiss and Ms. Janice Fields, the amounts in this column primarily represent Company-paid premiums for health insurance coverage. All other amounts included in this column represent the value of associate merchandise discounts during fiscal 2015.

Governance of the Company
Corporate Governance Guidelines
The Company has adopted Corporate Governance Guidelines to govern the structure of the Board and outline the Board’s policies on a number of the Company’s corporate governance issues and procedures. These guidelines were adopted by the Board to formalize its obligation to be independent from management, to adequately perform its function as the overseer of management, and to align the interests of the Board and management with the interests of the stockholders. The Corporate Governance Guidelines are reviewed at least annually and have been updated from time to time since their initial adoption. The Corporate Governance Guidelines, including all revisions, as adopted by the Board, meet the applicable listing standards of the NYSE.
The Corporate Governance Guidelines are available at the Company’s investor relations website (www.chicosfas.com) by clicking on “About Us” and “Governance Documents & Charters.” In addition to the Company’s Corporate Governance Guidelines, other information relating to corporate governance at the Company is available on the Corporate Governance section of the Company’s investor relations website, including:

—	Audit Committee Charter

—	Compensation and Benefits Committee Charter

—	Corporate Governance and Nominating Committee Charter

—	Executive Committee Charter

—	Code of Ethics

—	Policy on Granting Equity Awards

—	Stock Ownership Guidelines

—	Complaint Procedures for Accounting Matters

—	Insider Trading Policy
The Company’s stockholders may obtain printed copies of these documents by writing to Chico’s FAS, Inc., Corporate Secretary, 11215 Metro Parkway, Fort Myers, Florida 33966.
Board of Directors
The members of the Board of Directors on the date of this Proxy Statement, and the committees of the Board on which they currently serve, are identified below:

Director	Corporate Governance and Nominating Committee	Audit Committee	Compensation and Benefits Committee	Executive Committee	Merchant Committee
David F. Walker	X	Chair		Chair
Ross E. Roeder	X			X
Verna K. Gibson	X				Chair
John J. Mahoney		X	Chair
David F. Dyer				X	X
Andrea M. Weiss			X		X
Stephen E. Watson		X	X	X
Janice L. Fields	Chair		X
Shelley G. Broader

Governance Structure
Corporate governance is typically defined as the system that allocates duties and authority among a company’s stockholders, board of directors, and management. The stockholders elect the Board and vote on extraordinary matters. The Board has the ultimate decision-making authority for the Company, except with respect to those matters specifically reserved to the stockholders. The Board has responsibility for the Company’s long-term strategic plans, for establishing broad corporate policies, for hiring, overseeing and evaluating executive management, particularly the Chief Executive Officer, and for our overall performance and direction, but is not directly involved in our day-to-day operations. Management runs the Company’s day-to-day operations. Board members keep informed about our business by participating in meetings of the Board and its committees, by reviewing analyses, reports and other materials provided to them by Company management and through discussions with our Chief Executive Officer and other executive officers. The Board conducts its business through meetings and through actions taken by written consent in lieu of meetings. Our Board of Directors currently consists of nine directors, including seven independent directors and two individuals who are not considered independent directors, being a current or former member of the Company’s senior management. If all of the nominees for election are elected, following the Annual Meeting the Board will be comprised of eight independent directors and one non-independent director.
Board Responsibilities
The primary responsibilities of the Board of Directors are to provide oversight, counseling, and direction to the Company’s executive management designed to address the long-term interests of the Company and its stockholders. To the extent appropriate under Florida law, the Board, in carrying out its duties, may also consider other factors they deem relevant, including the social, economic, legal or other effects on other constituencies, which include employees, suppliers, customers and the communities in which it does business. The Board’s detailed responsibilities include: (a) selecting, regularly evaluating the performance of, and approving the compensation of the Chief Executive Officer and other senior executives; (b) planning for succession with respect to the Board, the Chief Executive Officer, and monitoring management’s succession planning for other senior executives; (c) reviewing and, where appropriate, approving the Company’s major financial objectives, strategic and operating plans and actions; (d) overseeing the conduct of the Company’s business to evaluate whether the business is being properly managed and whether proper internal controls are in place and effective; and (e) overseeing the processes for maintaining the Company’s integrity with regard to its financial statements and other public disclosures and compliance with law and ethics.
The Board of Directors has delegated to the Chief Executive Officer, working with the Company’s other executive officers, the authority and responsibility for managing the Company’s business in a manner consistent with the Company’s standards and practices, and in accordance with any specific plans, instructions or directions of the Board. The Chief Executive Officer and management are responsible for seeking the advice and, in appropriate situations, the approval of the Board and/or its various committees with respect to significant actions to be undertaken by the Company.
Board and Committee Meetings
The Board and its committees meet throughout the year on a set schedule, and also hold special meetings and act by written consent from time to time as appropriate. It is the Company’s policy that directors should attend each meeting of the Board of Directors and each meeting of the committees on which they serve. The Board of Directors held twenty-six meetings during fiscal 2015 and each incumbent director attended at least 75% of the aggregate of the total number of Board meetings and meetings of committees on which he or she served. In fact, during fiscal 2015, our directors attended almost 100% of the Board and committee meetings.
During fiscal 2015, the non-employee directors of the Board met without the Chief Executive Officer or other members of management present at eleven of the twenty-six Board meetings.
Chair of the Board/Chief Executive Officer
The Company does not have a formal policy regarding the separation of its Chair and Chief Executive Officer positions. When the Board Chair is not an independent director, the Company’s Corporate Governance Guidelines endorse the role of a lead outside director (“Lead Director”), to be elected by the independent directors, who will lead every independent session of the Board. Currently, David F. Walker, an independent member of the Board, serves as Chair, while Shelley G. Broader serves as CEO and President. The Company believes that separating the Chair and CEO roles and having an independent Chair conforms to governance best practices and contributes to the Board’s independence from management.
Affirmative Determination Regarding Director Independence
Under our Corporate Governance Guidelines, a majority of our Board of Directors is required to be comprised of independent directors. In general, our Board of Directors determines independence on the basis of standards established by the NYSE and as set forth in the NYSE Rules, and other facts and circumstances it considers relevant. Pursuant to the Corporate Governance Guidelines, the Board undertook its annual review of director and director nominee independence in February

2016. During this review or upon nomination to the Board, the Board considered transactions and relationships between each director or nominee or any member of his or her immediate family and the Company and its subsidiaries and affiliates. The Board also examined transactions and relationships between directors, nominees or their affiliates and members of the Company’s senior management or their affiliates. As provided in the Guidelines, the purpose of this review was to determine whether any such relationships or transactions were inconsistent with a determination that the director is independent. A director is considered independent only if the Board affirmatively determines that the director has no material relationship with the Company, either directly or indirectly. In accordance with the Guidelines and the NYSE listing standards, a director is not independent if:

—	The director is or has been within the last three years an employee of the Company.

—	An immediate family member of the director is or has been within the last three years an executive officer of the Company.

—
The director has received more than $120,000 in direct compensation from the Company during any twelve-month period within the last three years. This excludes director and committee fees or other forms of deferred compensation for prior service.

—
An immediate family member of the director has received more than $120,000 in direct compensation from the Company (excluding for purposes of this computation any direct compensation received as an employee of the Company (other than an executive officer)) during any twelve month period within the last three years.

—	The director or an immediate family member of the director is a current partner of the Company’s internal or external auditor.

—	The director is a current employee of the Company’s internal or external auditor.

—	An immediate family member of the director is a current employee of the Company’s internal or external auditor and works in the auditor’s audit, assurance, or tax compliance practice.

—
Within the last three years, the director or immediate family member of the director was a partner or employee of the Company’s internal or external auditor and personally worked on the Company’s audit.

—
The director or immediate family member of the director is, or has been within the last three years, employed as an executive officer of another company where any of the Company’s present executive officers at the same time serves or served on the other company’s compensation committee.

—
The director is a current employee, or an immediate family member of the director is a current executive officer, of a company that has made payment to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1,000,000 or 2% of the other company’s consolidated gross revenues.

As a result of this review, and based on information furnished by all members of the Board regarding their relationships with the Company and research conducted by management with respect to outside affiliations, the Board affirmatively determined that eight of the ten directors that served during fiscal 2015, Mr. Walker, Mr. Roeder, Ms. Gibson, Mr. Mahoney, Ms. Weiss, Mr. Watson, Ms. Janice Fields and Ms. Cynthia Fields, were independent of the Company and its management under the independence standards set forth in the Corporate Governance Guidelines, under the NYSE independence standards and under the independence standards set forth in Rule 10A-3 under the Securities Exchange Act of 1934. The Board also affirmatively determined that the Audit, Compensation and Benefits, and Corporate Governance and Nominating Committees are all comprised entirely of independent directors. In addition, members of the Compensation and Benefits Committee meet the additional standards applicable to “outside directors” under Internal Revenue Code Section 162(m) and qualify as “non-employee directors” as defined in Rule 16b-3 under the Securities Exchange Act of 1934.
Mr. Dyer is considered a non-independent director because of his employment as President and Chief Executive Officer of the Company within the last three years. Ms. Broader is considered a non-independent director because of her current employment as Chief Executive Officer and President of the Company.

Board’s Role in the Risk Management Process
Our Board and its Committees play an important role in overseeing management’s identification, assessment, and mitigation of risks that are material to us. The Board discharges many of its responsibilities and oversight functions with respect to risk through its Audit Committee, Compensation and Benefits Committee, Corporate Governance and Nominating Committee, and Merchant Committee. In particular, our Audit Committee assists the Board in fulfilling its oversight responsibility relating to the performance of our system of internal controls, legal and regulatory compliance, our audit, accounting and financial reporting processes, and the evaluation of enterprise risk issues, particularly those risk issues not overseen by other committees. The Audit Committee also periodically reviews with our Chief Legal Officer legal and regulatory matters, if any, that may have a material adverse impact on our financial statements.
Our Compensation and Benefits Committee is responsible for overseeing the management of risks relating to our compensation programs. In February 2015, the Compensation Committee asked management to again review our compensation policies and practices for all employees to identify general areas of risk and to communicate with the Compensation Committee’s independent compensation consultant concerning the design and structure of our executive compensation program. Management performed its review and did not identify any area of concern. As a result, management concluded that our compensation policies and practices are not reasonably likely to have a material adverse effect on the Company because they include multiple incentives, balancing sales, earnings, margin, expense control and return on net assets and including certain compensation awards that are designed to encourage a longer term focus. In addition, the design and structure of our compensation programs are generally the same across all business units such that the compensation policies and practices throughout the organization do not vary significantly from the overall risk and reward structure of the Company as a whole. The Compensation Committee reviewed management’s assessments and conclusions and discussed them with management.
Our Corporate Governance and Nominating Committee oversees risks associated with corporate governance, business conduct, and ethics.
Our Merchant Committee oversees risks associated with the fashion, fit, and quality of our merchandise for each of our brands.
As part of the oversight process, each committee receives reports from members of senior management concerning the areas of material risk to the Company that are within the purview of that committee to enable it to understand our risk identification, risk management and risk mitigation strategies. While each committee is responsible for assisting the Board in evaluating and overseeing certain risks, the entire Board is apprised of such risks through regular committee reports. This enables the Board and its committees to coordinate the risk oversight role, particularly with respect to risk interrelationships.
Code of Ethics
The Company has a Code of Ethics, which is applicable to all employees and directors of the Company, including the principal executive officer, the principal financial officer and the principal accounting officer. The Code of Ethics is available at the Company’s investor relations website (www.chicosfas.com) by clicking on “About Us” and “Governance Documents & Charters.” The Company intends to post amendments to or waivers from its Code of Ethics (to the extent applicable to the Company’s chief executive officer, principal financial officer, principal accounting officer or its directors) at this location on its website. No waivers have been granted under the Code of Ethics.
Communications to Non-Management Directors
The Board of Directors has established a process for stockholders and other interested parties to communicate with any independent director or with non-management directors as a group. Stockholders and other parties interested in communicating with the Chair or with the other non-management directors as a group may do so by writing to: Chair, Board of Directors, Chico’s FAS, Inc., c/o Corporate Secretary, 11215 Metro Parkway, Fort Myers, Florida 33966. Letters addressed to the Chair or any of the other non-management directors will be routed to the Corporate Secretary who will review all such correspondence, will keep a file with copies of such correspondence (including a log thereof), will regularly forward such correspondence that, in the opinion of the Corporate Secretary, deals with the functions of the Board or committees thereof or that she otherwise determines requires their attention and may also provide each of the directors with summaries of all such correspondence. Directors may at any time review the file of such correspondence or the log of such correspondence and may request copies of any such correspondence.
A separate process has been established for dealing with concerns relating to accounting, internal controls or auditing matters. Stockholders, employees, and other parties interested in communicating about any of these particular matters may alternatively submit such communications by calling a third party hotline that has been established by the Company (1-888-361-5813) and such reports will immediately be brought directly to the attention of the chair of the Company’s Audit Committee and separately to the Chief Legal Officer and to the Vice President-Internal Audit. If a communication relating to accounting, internal controls or auditing matters is received in writing by the Company, the Corporate Secretary and Chief Legal Officer will promptly forward such written correspondence to the Chair of the Audit Committee and separately to the

Vice President-Internal Audit. These particular reports, whether received through the hotline or in writing, will be handled in accordance with procedures established by the Audit Committee.
Director Attendance at Annual Meeting
The Company has no policy with regard to the Company’s directors’ attendance at stockholders’ annual meetings; however, it has been the custom for the Company’s directors to attend the annual meeting of stockholders. All of our directors then holding office attended the Annual Meeting in June 2015.
Committees of the Board
The Board of Directors has a standing Corporate Governance and Nominating Committee, Audit Committee, Compensation and Benefits Committee, Executive Committee, and Merchant Committee. Except for the Merchant Committee, each of these committees has a charter under which it operates.
Corporate Governance and Nominating Committee
The Corporate Governance and Nominating Committee held four meetings during fiscal 2015. This Committee is responsible for developing and implementing policies and practices relating to corporate governance, including reviewing and monitoring implementation of the Company’s Corporate Governance Guidelines. In addition, as a nominating Committee, its principal responsibilities include interviewing, evaluating, nominating, and recommending individuals for membership on the Company’s Board of Directors and its committees. This Committee also prepares and supervises the Board’s annual review of director independence and the Board’s performance self-evaluation. All of the members of this Committee are independent within the meaning of the NYSE listing standards and the Company’s Corporate Governance Guidelines.
Audit Committee
The Audit Committee held six meetings during fiscal 2015. The Audit Committee’s principal responsibilities are to assist the Board in its general oversight of the Company’s financial reporting, internal controls, ethics compliance, and audit functions. This Committee is directly responsible for the appointment, compensation, and oversight of the work of the Company’s independent certified public accountants, reviews the annual financial results and the annual audit of the Company’s financial statements, and approves the inclusion of the audited financial statements in the Form 10-K. The Audit Committee also reviews the Company’s quarterly financial results and each Form 10-Q, and meets with the independent accountants and the Vice President-Internal Audit from time to time in order to review the Company’s internal controls and financial management practices. During each fiscal year, at least one (and usually more) of the meetings between this Committee and the independent accountants is held separately without management present. The Audit Committee also meets with the head of the Disclosure Committee periodically to discuss related party transactions. This Committee has established policies and procedures for the engagement of the independent accountants to provide permissible non-audit services, which includes pre-approval of all permissible non-audit services to be provided by the independent accountants.
All members of this Committee are independent within the meaning of the listing standards of the NYSE, the Company’s Corporate Governance Guidelines, and Rule 10A-3 promulgated under the Securities Exchange Act of 1934. SEC regulations also require the Board to determine if a member of its Audit Committee is an “Audit Committee Financial Expert.” According to these regulations, an audit committee member can be designated an Audit Committee Financial Expert only when the audit committee member satisfies specified qualification requirements, including experience in (or “experience actively supervising” others engaged in) preparing, auditing, analyzing, or evaluating financial statements presenting a level of accounting complexity comparable to what is encountered in connection with the Company’s financial statements. The regulations further require such qualifications to have been acquired through specified means of experience or education. The Board has determined that Mr. Walker, the Chair of this Committee, and Mr. Mahoney are each qualified as an Audit Committee Financial Expert within the meaning of the regulations of the SEC and that each of them has accounting and related financial management expertise within the meaning of the listing standards of the NYSE. Although the Board of Directors has determined that Mr. Walker and Mr. Mahoney each has the requisite attributes defined under the rules of the SEC, their respective responsibilities are generally the same as those of the other Audit Committee members. The Audit Committee members are not auditors or accountants for the Company, do not perform “field work” and are not full-time employees of any audit firm. The SEC has determined that an audit committee member who is designated as an Audit Committee Financial Expert will not be deemed to be an “expert” for any purpose as a result of being identified as an Audit Committee Financial Expert. See the Audit Committee Report on page 27 for further information.
Compensation and Benefits Committee
The Compensation and Benefits Committee held six meetings during fiscal 2015. The principal responsibilities of this committee are to review and make recommendations to the Board concerning the compensation of senior officers of the Company, to provide input and make recommendations to the Board on individuals elected to be executive officers of the

Company, and to review and make recommendations with respect to the Company’s existing and proposed compensation and bonus plans. In addition, this committee also is responsible for evaluating and recommending compensation to be paid to our directors, including retainers, fees, benefits and perquisites. Because of the inherent conflict associated with directors setting their own compensation levels, under its charter the recommendations of the Compensation and Benefits Committee relating to director compensation must be reviewed by third parties, which may include outside consultants.
All of the members of this Committee are independent within the meaning of the listing standards of the NYSE and the Company’s Corporate Governance Guidelines. See the Compensation and Benefits Committee Report on page 30 for further information.
Executive Committee
The Executive Committee held one meeting during fiscal 2015. The Executive Committee serves primarily as a means for taking action requiring Board approval between regularly scheduled meetings of the Board. The Executive Committee is authorized to act for the full Board on matters other than those specifically reserved by Florida law solely to the Board. In practice, the Executive Committee’s actions are generally limited to matters that the full Board specifically delegates to the Executive Committee such as oversight of the Company’s stock repurchase program.
Merchant Committee
The Merchant Committee held two meetings during fiscal 2015. The Merchant Committee consults with and advises the Company on matters concerning the Company’s products for each of its brands.

Proposal 2.	PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG, LLP AS INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
Appointment Proposed for Ratification
Based on the recommendation of the Company’s Audit Committee, the Company has selected Ernst & Young, LLP (“EY”) as its independent certified public accountants for the current fiscal year ending January 28, 2017 (fiscal 2016), subject to ratification of such appointment by the stockholders. Ratification of the Company’s independent certified public accountants is not required by the Company’s Bylaws or otherwise, but the Board of Directors has decided to seek such ratification as a matter of good corporate practice. In the event of a negative vote, the Audit Committee will reconsider its selection. EY has audited the accounts of the Company since first being engaged by the Company effective July 1, 2002. Representatives of EY are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions by stockholders.
We have been advised by EY that neither the firm, nor any member of the firm, has any financial interest, direct or indirect, in any capacity in the Company or its subsidiaries.
Recommendation
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF APPOINTMENT OF ERNST & YOUNG, LLP AS OUR INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS FOR THE PERIOD SPECIFIED.
Fees to Independent Accountants
The following table presents fees for professional services rendered by EY for the audit of the Company’s annual financial statements for fiscal 2015 (ended January 30, 2016) and fiscal 2014 (ended January 31, 2015) and fees billed for audit-related services, tax services and all other services rendered by EY for fiscal 2015 and fiscal 2014.

	Fiscal 2015	Fiscal 2014
Audit Fees	$1,315,000	$1,145,000
Audit-Related Fees	1,995	1,995
Tax Fees	375,708	223,498
All Other Fees	—	—
Audit Fees

Fees for audit services include aggregate fees billed for professional services rendered for the annual audits of the Company’s financial statements included in Form 10-K filings, the reviews of the Company’s quarterly reports on Form 10-Q, other SEC filings and audit consultations and the Sarbanes-Oxley Section 404 attestation.
Audit-Related Fees
Fees for audit-related services in fiscal 2015 and 2014 included the Company’s use of EY’s online research tools.
Tax Fees
Fees for tax services in fiscal 2015 were principally related to special tax and international tax projects. Fees for tax services in fiscal 2014 were principally related to international tax projects.
All audit-related services, tax services and other services in fiscal 2015 were pre-approved by the Audit Committee, which concluded that the provision of such services by EY was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. The Audit Committee’s outside auditor independence policy provides for pre-approval of audit, audit-related and tax services specifically described by the Audit Committee on an annual basis and, in addition, individual engagements anticipated to exceed pre-established thresholds must be separately approved. The policy authorizes the Audit Committee to delegate to one or more of its members pre-approval authority with respect to permitted services.

Proposal 3.	ADVISORY RESOLUTION TO APPROVE EXECUTIVE COMPENSATION
Summary of the Advisory Resolution
The Company is asking you to APPROVE the compensation of our named executive officers as described in this proxy statement (the say-on-pay vote). The Company’s named executive officers (“NEOs”) are identified in the Summary Compensation Table on page 42 in the Compensation Discussion and Analysis section and the accompanying tables contained in this Proxy Statement on pages 31-51. While the Board of Directors and its Compensation and Benefits Committee will carefully consider the stockholder vote, the final vote is advisory in nature and will not be binding on the Board or the Company.
The Company has long demonstrated its commitment to sound executive compensation practices and corporate governance principles, working to ensure that its practices protect and further the interests of stockholders. We believe that our executive compensation programs, as described more fully in the “Executive Compensation” section of this Proxy Statement, are structured (i) to promote a performance-based culture which links the interests of management and stockholders, (ii) to support our business objectives and (iii) to align our programs with recognized corporate governance best practices because:

—	Our compensation programs strongly support our key business objectives and our focus on increasing stockholder value.

—	A significant portion of NEO compensation is “at risk” so that if the value we deliver to our stockholders declines, so does the compensation we deliver to our NEOs.

—
We set our performance goals for the cash incentive bonus at the beginning of the fiscal year so that the determination as to whether the goals have been achieved is based on objective criteria and so that, at the time the goals are set, there remains sufficient uncertainty as to whether they will be achieved in order to more effectively motivate performance.

—	We monitor and compare the compensation programs and pay levels of executives at peer companies so that our compensation programs are competitive and within the range of market practices of our peers.

—
We conduct an annual risk assessment of our compensation programs, and as a result of our most recent assessment, we determined that our policies and practices do not create risks that are reasonably likely to have a material adverse effect on our company.

—	We require senior executives and non-employee directors to maintain meaningful Company stock ownership levels.

—	Officers and directors are not permitted to hedge their economic exposures to Company stock and are also prohibited from trading our stock on margin.

—	We have formal compensation clawback agreements for adjustment, cancellation or recovery of incentive awards or payments to the CEO and CFO in the event of a financial restatement.

—	We do not provide significant perquisites or personal benefits to NEOs.

—
As part of our emphasis on performance-based compensation plans, we do not provide supplemental executive retirement plans or other non-performance-based retirement benefits to the NEOs, other than the tax-qualified 401(k) defined contribution plan available to all employees and the deferred compensation plan, which is available to highly-compensated employees.

—	Our severance policies are in line with competitive practice, and we do not provide excise tax gross-ups.
As noted above, our compensation philosophy emphasizes pay for performance and places a significant percentage of NEO compensation “at risk.” In fiscal 2015, our financial performance fell between threshold and target goals under both our annual and long-term incentive programs. As a result, earned annual bonuses ranged from 19-51% of target for our NEOs, and the number of performance share units (PSUs) granted in fiscal 2015 that were earned totaled 77% of the target number of shares.
In addition, the Company has in the past sought and received stockholder approval for the incentive plans that we use to motivate, retain, and reward our executives. Those incentive plans include the Cash Bonus Incentive Plan, which the stockholders approved in 2015, and the 2012 Omnibus Plan, which the stockholders approved in 2012. Compensation provided pursuant to these stockholder-approved plans makes up a majority of the pay that the Company provided to its NEOs.
At our 2015 Annual Meeting of Stockholders, we received 98% approval of our executive compensation for fiscal 2014. We have applied the same philosophy and practices in determining fiscal 2015 compensation for our NEOs.
Accordingly, the Board recommends that the stockholders approve the following advisory resolution:
RESOLVED, that the stockholders approve, on an advisory basis, the compensation paid to the Company’s named executive officers as disclosed in the Company’s Proxy Statement for the 2016 Annual Meeting of Stockholders pursuant to compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables, and the related narrative discussion.
Recommendation
The Board of Directors encourages stockholders to endorse the executive compensation program by voting in favor of this resolution. Although the say-on-pay vote is non-binding, the Board and its Compensation and Benefits Committee, which is comprised entirely of independent directors, will consider the voting results, as well as other communications from stockholders relating to our compensation practices, and take them into account in future determinations concerning our executive compensation program.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THIS PROPOSAL.

Proposal 4.	PROPOSAL TO AMEND THE COMPANY’S AMENDED AND RESTATED ARTICLES OF INCORPORATION TO DECLASSIFY THE BOARD OF DIRECTORS

Summary of the Proposal
Since our initial public offering in 1993, the Board of Directors has been divided into three classes, each elected for a three-year term. The classification of the Board results in staggered elections, with a different class of directors standing for election every third year. Currently, any director elected to fill a newly created Board seat or vacancy holds office for a term that coincides with the remaining term of the class of directors in which the new directorship was created or the vacancy occurred. The Board has believed that this classified structure promotes continuity and stability of strategy, oversight and policies, provides negotiating leverage to the Board in a potential takeover situation and facilitates the ability of the Board to focus on creating long-term stockholder value. As part of our regular discussions on corporate governance issues, in consultation with Ms. Susan S. Lanigan, who was hired by the Company as Executive Vice President and General Counsel as announced on May 25, 2016, and as part of our feedback from our stockholders, the Board evaluated the classified board structure and took into account arguments both for and against the continuation of a classified board.
The Board (including the members of the Corporate Governance and Nominating Committee) considered the growing sentiment, particularly in the institutional investor community, in favor of annual elections and the Board’s ability to continue to be effective in protecting stockholder interests under an annual election system. In this regard, the Board recognizes that many investors and commentators believe that the election of directors is the primary means for stockholders to influence corporate governance policies and hold management accountable for implementing those policies. Our Board is also cognizant that many other public companies of our size have eliminated their classified board structures in recent years.
In order to implement declassification of the Board, the Company’s Amended and Restated Articles of Incorporation will need to be amended. After careful deliberation of the Corporate Governance and Nominating Committee and the full Board, the Board, upon the recommendation of the Corporate Governance and Nominating Committee, has approved proposed amendments to the Company’s Amended and Restated Articles of Incorporation eliminating the classified structure and providing for the annual election of directors beginning at the 2017 Annual Meeting of Stockholders. The general description of the amendments set forth below is a summary only and is qualified in its entirety by and subject to the full text of the proposed amendments, which is attached as Annex B to this Proxy Statement.
Under the proposed amendments, the annual election of directors will be phased in gradually to assure a smooth transition. The amendments to the Company’s Amended and Restated Articles of Incorporation would not change the unexpired three-year terms of directors elected prior to the effectiveness of the amendments (including directors elected at this Annual Meeting). Accordingly, the three-year term for directors elected at this Annual Meeting will expire at the 2019 Annual Meeting of Stockholders, the three-year term for directors elected at the 2015 Annual Meeting of Stockholders will expire at the 2018 Annual Meeting of Stockholders, and the three-year term for directors elected at the 2014 Annual Meeting of Stockholders will expire at the 2017 Annual Meeting of Stockholders. Directors elected at the 2017 Annual Meeting of Stockholders and thereafter would be elected for a one-year term. Directors appointed to fill any newly created directorships resulting from an increase in the number of directors or any vacancies on the Board will serve until the next annual meeting of stockholders.
Pursuant to the Company’s Amended and Restated Articles of Incorporation, the affirmative vote of 66-2/3% of the outstanding shares of common stock is required to adopt the proposed amendments. Accordingly, abstentions and broker non-votes will have the same effect as votes against the proposal. If the stockholders approve the proposed amendments, the amendments to the Company’s Amended and Restated Articles of Incorporation will become effective upon the filing of Articles of Amendment to the Company’s Amended and Restated Articles of Incorporation with the Florida Department of State, which the Company would file promptly after the Annual Meeting. If the proposed amendments are not approved, the Board will remain classified.
The Board has also approved conforming amendments to Article III, Section 12 of the Bylaws, relating to filling director vacancies, to remove references to the classified board. The full text of the proposed amendments to the Bylaws is attached as Annex C to this Proxy Statement. Stockholders are not being asked to vote upon those amendments to the Bylaws, however those amendments will not take effect unless stockholders approve the proposed declassification amendment.

Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE PROPOSED AMENDMENTS TO THE COMPANY’S AMENDED AND RESTATED ARTICLES OF INCORPORATION TO DECLASSIFY THE BOARD.

AUDIT COMMITTEE REPORT
The following report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this report by reference therein.
The Audit Committee consists of three directors and operates under a written charter adopted by the Board of Directors. The current members of this Committee are David F. Walker (Chair), John J. Mahoney and Stephen E. Watson. Each member of the Committee is independent in the judgment of the Company’s Board of Directors, as required by NYSE listing standards and as set forth in the Company’s Corporate Governance Guidelines. This Committee is responsible for selecting, engaging, evaluating and negotiating fee arrangements with the Company’s independent certified public accountants (the “independent accountants”) with input from the Company’s Board and management. Management is responsible for the Company’s internal controls and the financial reporting process. The independent accountants are responsible for performing an audit of internal control over financial reporting that is integrated with an audit of the Company’s consolidated financial statements in accordance with auditing standards of the Public Company Accounting Oversight Board in the United States (“PCAOB”), and for expressing opinions thereon. This Committee’s responsibility is to monitor and oversee these processes.
The members of this Committee do not serve as professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management or the independent accountants, nor can this Committee certify that the independent accountants are “independent” under applicable rules. This Committee serves a board-level oversight role, in which it provides advice, counsel and direction to management, internal auditors, and the independent accountants on the basis of several factors, including the information it receives, discussions with management, internal auditors, and the independent accountants, and the experience of this Committee’s members in business, and with financial and accounting matters.
As part of its oversight of the Company’s financial reporting process, this Committee reviews and discusses with both management and the Company’s independent accountants all annual and quarterly financial statements prior to their issuance, including receiving reports on the matters discussed in management’s Disclosure Committee meetings. This Committee reviewed and discussed the audited consolidated financial statements of the Company as of and for the year ended January 30, 2016 (fiscal 2015), with management and the Company’s independent accountants. Management advised the Audit Committee that the Company’s fiscal 2015 consolidated financial statements had been prepared in accordance with accounting principles generally accepted in the United States, and presented significant accounting and disclosure matters to this Committee. Discussions with the independent accountants regarding the Company’s fiscal 2015 audited financial statements included the independent accountants’ judgments about the quality, not just the acceptability, of the Company’s accounting principles and underlying estimates used in the Company’s financial statements, as well as other matters, as required to be discussed under Auditing Standards No. 16, Communications with Audit Committees, as adopted by the PCAOB and by the Audit Committee’s charter.
This Committee annually evaluates, with input from management and the internal auditor, the quality of services and sufficiency of resources provided by the independent accountants, communications and interactions with the independent accountants, and assesses the independent accountants’ independence, objectivity and professional skepticism. The Company’s independent accountants provided the Committee the written disclosures and the letter required by applicable requirements of the PCAOB for independent auditor communications with Audit Committees concerning its independence, and this Committee discussed the results of the evaluation process with the independent auditors, including their independence from the Company.
In addition, this Committee reviewed key initiatives and programs aimed at strengthening the effectiveness of the Company’s internal and disclosure control structure. As part of this process, this Committee continued to monitor the scope and adequacy of the Company’s internal auditing program, reviewing staffing levels and steps taken to implement recommended improvements in internal procedures and control.
Based upon the Audit Committee’s discussion with management, the internal auditor, and the independent accountants, this Committee’s review of the representations of management, and the report of the independent accountants to this Committee, and subject to the limitations on the role and responsibilities of this Committee described above and in the Committee’s charter, this Committee recommended that the Board of Directors approve the inclusion of the Company’s audited consolidated financial statements in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission as of and for the fiscal year ended January 30, 2016.

MEMBERS OF THE AUDIT COMMITTEE

David F. Walker, Chair
John J. Mahoney
Stephen E. Watson

EXECUTIVE OFFICERS
The following table sets forth certain information regarding the Company’s current executive officers.

Executive Officers	Age	Positions	Years with the Company
Shelley G. Broader	52	Chief Executive Officer, President, and Director	(a)
Todd E. Vogensen	47	Executive Vice President - Chief Financial Officer and Assistant Corporate Secretary	6
Donna M. Colaco	57	Brand President - White House Black Market	8
Cynthia S. Murray	58	Brand President - Chico’s	7
Laurie J. Van Brunt	58	Brand President - Soma	6
Ann E. Joyce	51	Executive Vice President - Chief Information Officer	(b)
Sean M. McCartney	46	Senior Vice President of Supply Chain and Operations	2
Kristin L. Oliver	44	Executive Vice President - Chief Human Resources Officer	(c)
Susan S. Lanigan	54	Executive Vice President - General Counsel	(d)

(a)	Joined the Company in December 2015.

(b)	Joined the Company in November 2015.

(c)	Joined the Company in May 2016.

(d)	Hired by the Company in May 2016

Non-Director Executive Officers
 Todd E. Vogensen is Executive Vice President - Chief Financial Officer and Assistant Corporate Secretary for the Company. Mr. Vogensen joined the Company in October 2009 as Vice President - Planning and Strategy, followed by the role of Vice President - Investor Relations, before his promotion to Senior Vice President - Finance and subsequently named Senior Vice President - Chief Financial Officer.  Prior to joining the Company, Mr. Vogensen served in executive finance roles at Michaels Stores, Inc., an arts and crafts retail chain, Gap, Inc., a clothing and accessories retailer, and Hewlett Packard Company, an information technology company, as well as Audit Manager and CPA at accounting firm PricewaterhouseCoopers LLP.
Donna M. Colaco is Brand President - White House Black Market for the Company, having joined the Company in August 2007. Ms. Colaco has over 30 years of experience in women’s specialty apparel. Prior to joining the Company, Ms. Colaco worked for Ann Taylor Corporation, a women’s retail chain, for more than 10 years in numerous capacities including, serving as President of Ann Taylor LOFT. Prior to Ann Taylor, Ms. Colaco worked for the Lerner New York Division of Limited, Inc., a women’s fashion retailer, and Petrie Stores Corporation, a women’s apparel retailer.
Cynthia S. Murray is Brand President - Chico’s for the Company, having joined the Company in February 2009. Ms. Murray has over 30 years of experience in retail. Prior to joining the Company, Ms. Murray spent the previous five years with Stage Stores, Inc., a company that operates retail department stores, most recently serving as its Executive Vice President and Chief Merchandising Officer. Prior to Stage Stores, Ms. Murray worked for Talbot’s, a women’s apparel retailer, and Saks Fifth Avenue / Saks Off 5th, a department store retailer, among other retailers.
Laurie J. Van Brunt is Brand President - Soma for the Company, having joined the Company in May 2010. Ms. Van Brunt has over 30 years of experience in retail. Prior to joining the Company, Ms. Van Brunt spent the previous five years with J.C. Penney Company, a department store retailer, serving as its Marketing Divisional Vice President, Director of Brand Management and most recently as Divisional Vice President-Intimate Apparel. Prior to J.C. Penney, Ms. Van Brunt served as Executive Vice President-General Merchandise Manager for the Lane Bryant Division of Limited Brands, a women’s fashion retailer, General Merchandise Manager for Chadwicks of Boston, a women’s fashion retailer, and Petite Sophisticates Division of Casual Corner/U.S. Shoe, a women’s fashion retailer, and as a merchant for May Company, a company with retail department stores.
Ann E. Joyce is Executive Vice President - Chief Information Officer for the Company, having joined the Company in November 2015. Ms. Joyce has 30 years of information technology experience supporting the apparel industry, including retail, wholesale, licensing, manufacturing, and international environments. Prior to joining the Company, Ms. Joyce served as Senior Vice President and Chief Information Officer at Aeropostale, Inc. for 12 years.  During her tenure, Aeropostale was recognized as a Top Innovator by Apparel Magazine and helped lead the industry into mobile payments. Prior to Aeropostale, Ms. Joyce held various positions including the position of Vice President of Global Applications at Polo Ralph Lauren from

1996 until 2002. Ms. Joyce has also held positions of increasing scope and responsibility at Leslie Faye, and Garan, Inc. since starting her career.
Sean M. McCartney is the Senior Vice President - Supply Chain and Operations and supports the Company’s customer sales and service centers, supply chain - sourcing, logistics, distribution, procurement, facilities and store support operations. Mr. McCartney joined the Company in November 2013 with over 20 years’ experience in high growth and complex supply chain and operations. Mr. McCartney held the role of Senior Vice President - Supply Chain Logistics - Distribution for Li & Fung, a $20 billion global sourcing and logistics company from 2010 to 2013. Sean also served as the Senior Vice President for Performance Team, a third party logistics (3PL) firm, designing and operating supply chain solutions for leading retailers and brands from 2005 to 2010. Mr. McCartney also held a number of international and domestic supply chain roles at The Home Depot, a specialty retailer of home improvement products.
Kristin L. Oliver is Executive Vice President - Chief Human Resources Officer, having joined the Company in May 2016.  Previously, she spent 11 years at Walmart, a multinational retail corporation, serving as its Executive Vice President, Walmart U.S. People, Senior Vice President, Walmart International People, and Vice President and Division General Counsel, Employment.  Before joining Walmart, Kristin was a partner in the Tulsa, Oklahoma law firm of Gable and Gotwals, where she practiced commercial litigation and employment law.
Susan S. Lanigan is Executive Vice President - General Counsel, having been hired by the Company in May 2016. Ms. Lanigan currently serves as Chair of the Tennessee Education Lottery Commission, a position to which she was appointed by the Governor of the State of Tennessee, and will be joining the Board of Kirkland’s, a specialty retailer of home decor and gifts, in June 2016. Ms. Lanigan joined Dollar General Corporation, the nation’s largest small box retailer of discount consumable basic merchandise, in 2002 as Vice President, General Counsel and Secretary, and in 2005, was promoted to Executive Vice President. She retired from Dollar General in 2013. Prior to joining Dollar General, Ms. Lanigan served as Senior Vice President, General Counsel and Secretary at Zale Corporation, a specialty retailer of fine jewelry. Prior to her time at Zale, Ms. Lanigan held legal positions with Turner Broadcasting, a media conglomerate and division of Time Warner, and the law firm of Troutman Sanders LLP.
None of the executive officers or directors who currently serve or who served in such capacities during fiscal 2015 are related to one another. There are no arrangements or understandings pursuant to which any executive officer was elected to office. Executive officers are elected by and serve at the discretion of the Board of Directors.

COMPENSATION AND BENEFITS COMMITTEE REPORT
The following report of the Compensation and Benefits Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this report by reference therein.
The Compensation and Benefits Committee evaluates and establishes compensation for executive officers and oversees the deferred compensation plan, the Company’s management equity compensation plans, and other management incentive, benefit and perquisite programs. Management has the primary responsibility for the disclosure of executive compensation in the Company’s financial statements and reporting process. With this in mind, the Compensation and Benefits Committee has reviewed and discussed with management the Compensation Discussion and Analysis found on pages 31-51 of this proxy statement. The Compensation and Benefits Committee is satisfied that the Compensation Discussion and Analysis fairly and completely represents the philosophy, intent, and actions of the Compensation and Benefits Committee with regard to executive compensation and recommended to the Board that the Compensation Discussion and Analysis be included in the proxy statement.

MEMBERS OF THE COMPENSATION AND BENEFITS COMMITTEE

John J. Mahoney, Chair
Janice L. Fields
Stephen E. Watson
Andrea M. Weiss

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Discussion & Analysis describes the material elements of the Company’s executive compensation program, how it is designed to support the achievement of our key strategic and financial objectives, and the compensation decisions the Compensation and Benefits Committee made under the program for our Named Executive Officers (“NEOs”) as defined under SEC rules, who for fiscal 2015 were:

Named Executive Officers	Title
David F. Dyer	Vice Chair; Former President and Chief Executive Officer(1)
Shelley G. Broader	Chief Executive Officer and President(1)
Todd E. Vogensen	EVP, Chief Financial Officer and Assistant Corporate Secretary
Donna M. Colaco	Brand President - White House Black Market
Cynthia S. Murray	Brand President - Chico’s
Laurie J. Van Brunt	Brand President - Soma

(1) Effective December 1, 2015, Ms. Broader was appointed Chief Executive Officer and President, and Mr. Dyer resigned as President and Chief Executive Officer and was appointed Vice Chair of the Board of Directors.

Executive Summary

Business Highlights

In fiscal 2015, our executive team continued to manage the capital allocation and cost reduction initiatives that were announced in February 2015. These initiatives included:

•	the execution of a $250 million accelerated share repurchase program,

•	the increase in the rate of domestic store closures to improve the overall productivity of its store fleet, including the closure of 69 stores in fiscal 2015, and

•	an organizational realignment to ensure that resources are better aligned with long-term growth initiatives.

Additionally, in fiscal 2015, the Company:

•	announced a new $300 million share repurchase program, under which it repurchased $40 million during the fiscal year, for a total fiscal 2015 share repurchase of $290 million,

•	announced and completed the sale of the Boston Proper direct-to-consumer business and the closure of Boston Proper stores,

•	announced the retirement of its current President and Chief Executive Officer, David F. Dyer, and appointed a new Chief Executive Officer and President, Shelley G. Broader,

•	rolled out a new point-of-sale system throughout our 1,518 store fleet, and

•	increased the dividend paid from $0.30 to $0.31 per share for fiscal 2015, representing an additional 3.3% increase on top of the 25% increase in the fiscal 2014 dividend per share.

Compensation Highlights
Compensation Elements
Our compensation program is designed to attract and retain talented leaders and reward them for achievement of our key financial and strategic objectives. Our compensation elements seek to balance all aspects of an executive’s responsibilities: base salary for day-to-day responsibilities, cash incentive bonus for shorter-term returns linked to annual Company performance, and equity awards for aligning the executives’ focus with stockholder value and the long-term, future performance of the Company. The following table provides a summary of the direct compensation elements of our executive compensation program, their principal contribution to our compensation objectives, and the key actions and decisions made with respect to each element for fiscal 2015.

Compensation Element	Objectives and Key Features	Highlights for Fiscal 2015
Base Salary
—  Provide appropriate fixed cash compensation necessary to attract and retain executives
—  Reflects position’s relative value in the marketplace, and the executive’s scope and breadth of responsibility and individual contribution

— In fiscal 2015, base salaries of our NEOs remained unchanged from fiscal 2014 levels, except for Mr. Vogensen, whose salary was increased by $75,000 in order to more closely align his overall compensation with our peer group and the competitive market

Annual Cash Incentive
— Variable short-term incentive
— Focuses executives on achieving specific annual financial and operating results aligned with our business strategies
— Performance measures are those we believe are key drivers of stockholder value

— Earned awards for fiscal 2015 were tied to pre-established goals for:
      - Total company sales, operating income, and earnings per share (“EPS”) for shared services executives, including our CEO and CFO
      - Brand sales, brand contribution, and total company EPS for brand-level executives, including our Brand Presidents

— Based on the Company and each Brand’s performance versus the goals for fiscal 2015, bonuses were earned at 19%-51% of target for each of the named executive officers

— Ms. Broader, whose employment began December 1, 2015, was entitled to a minimum guaranteed bonus of $275,000 for fiscal 2015

Long-Term Equity Incentives	— Variable long-term incentive — Links compensation earned to the creation of long-term stockholder value — Aligns interests of management with those of stockholders — Supports retention of key talent
— In fiscal 2015, annual equity awards to the NEOs consisted of approximately a 50/50 mix of time-based restricted stock and performance share units (“PSUs”)

— Restricted stock vests in three equal annual installments, subject to each executive’s continued employment

— PSUs may be earned from 50% to 150% of a target number of units based on our performance against pre-established RONA goals for fiscal 2015. Our actual fiscal 2015 RONA performance resulted in 77% of the target PSUs being earned. One-third of these earned PSUs vested once the performance results were certified, and the remaining two-thirds will vest in two equal installments on each anniversary of the grant date, subject to the executive’s continued employment

 Target Pay Mix
There is no pre-established policy or target for the allocation between either cash and non-cash incentive compensation or short-term and long-term incentive compensation. The Compensation Committee believes, however, that a substantial portion of the annual and long-term compensation for our NEOs should be “at-risk.” We define at-risk compensation to include bonus payments at target potential under our executive Cash Bonus Incentive Plan and the targeted economic value of equity awards. This approach is designed to provide more upside potential and downside risk for the NEOs because they have greater influence on and more accountability for our performance as a whole.

The following chart describes the percent of pay at-risk for our NEOs in fiscal 2015:

NEO[1]	% 2015 Pay At-Risk
David F. Dyer	90%
Todd E. Vogensen	71%
Donna M. Colaco	77%
Cynthia S. Murray	77%
Laurie J. Van Brunt	75%

1 Ms. Broader joined the Company in December 2015 and did not have at-risk pay in fiscal 2015.
Compensation Risk Mitigation and Governance Highlights
We maintain various compensation policies that align our program with recognized corporate governance best practice:

•
Annual Risk Assessment. We conduct an annual risk assessment of all of our compensation policies and practices. After reviewing the 2015 compensation risk assessment, the Compensation Committee determined that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on our Company.

•	Stock Ownership Guidelines. We required senior executives and non-employee directors to maintain meaningful Company stock ownership levels.

•	No Hedging or Pledging. NEOs and directors are not permitted to hedge their economic exposures to the Company stock and are also prohibited from trading our stock on margin.

•
Clawback Agreements. We have formal compensation clawback agreements for adjustment, cancellation or recovery of incentive awards or payments to the CEO and CFO in the event of a financial restatement.

•	No Significant Perquisites. We do not provide significant perquisites or personal benefits to NEOs.

•
No Supplemental Executive Retirement Plans. As part of our emphasis on performance-based compensation plans, we do not provide supplemental executive retirement plans or other retirement benefits to the NEOs, other than the tax-qualified 401(k) defined contribution plan available to all employees and our deferred compensation plan to highly compensated employees.

•	No Excise Tax Gross-Ups. We do not provide excise tax gross-ups on change-in-control severance payments.

Annual Say-on-Pay Vote
At our 2015 Annual Meeting of Stockholders, we conducted our annual say-on-pay vote where we asked our stockholders to vote to approve, on an advisory basis, the fiscal 2014 compensation paid to our NEOs. Our stockholders overwhelmingly approved NEO compensation, with over 98% of votes cast in favor of our say-on-pay resolution. As we evaluated our compensation practices in fiscal 2015, we were mindful of the strong support our stockholders expressed for our pay-for-performance philosophy. As a result, the Compensation Committee continued its general approach to executive compensation for fiscal 2015. We believe our programs are effectively designed, are working well, and are aligned with the interests of our stockholders. The Compensation Committee will continue to seek and consider stockholder feedback in the future.

Compensation Philosophy and Objectives
The goal of our executive compensation program is the same as our goal for the Company — to increase stockholder value over the long term. To this end, we have designed and implemented a compensation program intended to attract, motivate, and retain highly skilled executive officers and reward them for results that increase stockholder value through sustained, profitable financial performance and outstanding leadership that reflects our values and unique culture.

The Company bases its executive compensation programs and decisions on the same basic objectives that guide the Company in establishing all of its compensation programs:

•
Attract and Retain Talented Executives. Compensation should reflect the value of the particular job in the marketplace and should be at the levels necessary to attract and retain the high-caliber talent required to lead our Company. We believe these levels are the 50th percentile for our corporate NEOs and the 75th percentile for our Brand President NEOs when compared to the Compensation Peer Group.

•	Pay for Performance. Compensation should reward performance that achieves our strategic and financial objectives and enhances stockholder value.

◦
Our compensation programs are structured so that if Company performance exceeds target levels, a NEO’s total compensation may similarly exceed target levels. Likewise, where individual performance or Company performance falls short of established goals, the programs will deliver lower levels of compensation.

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Performance-based programs should enable employees to easily understand how their efforts can affect their pay, both directly through individual performance and indirectly through contributing to the Company’s achievement of its overall strategic, financial, and operational goals.

•
Long-Term Focus and Alignment with Stockholders. Employees at higher levels should have an increasing portion of their compensation in the form of equity-based incentives, where the ultimate earned value is tied to long-term stockholder value creation.

Compensation Decision-Making Process
The decisions the Compensation Committee makes on NEO compensation are performance-based and market driven. In making compensation decisions, the Compensation Committee reviews all compensation components for the NEOs and compares each element of compensation against a peer group of publicly traded retailers. In setting the various elements of NEO compensation, the Compensation Committee believes that a substantial portion of an individual NEO’s compensation should be “at-risk,” which we define as the bonus payments at the target level under our Executive Cash Bonus Incentive Plan and the targeted economic value of equity awards. Thus the Compensation Committee, with the advice of its independent compensation consultant and with the desire to have a significant portion of the NEO compensation be at risk, establishes an overall compensation opportunity for each NEO designed to deliver a specific, market-competitive value when our target goals are achieved.
Role of the Compensation Committee and the Executive Officers
The Compensation Committee, in consultation with its independent compensation consultant, reviews, evaluates, and determines the various components of compensation for the CEO, including establishing his or her base salary, the terms under which his or her cash incentive bonuses are paid, and deciding the extent to which he or she receives stock-based compensation awards. The Chief Human Resources Officer (“CHRO”) may assist the Compensation Committee with gathering relevant data, but does not participate in recommending or setting the CEO’s compensation. The Compensation Committee then recommends a compensation package for the CEO to the Board for its review, input, and approval.

The Compensation Committee also determines the amount and terms of the cash-based and stock-based compensation awards for the other NEOs, taking into account recommendations on individual compensation levels and performance evaluation input from the CEO and CHRO. No other NEO had an active role in the evaluation, design, or administration of the 2015 executive officer compensation program. Each NEO, however, provides input to the CEO and CHRO on individual compensation levels for their respective direct reports.
Role of Independent Compensation Consultants
The Compensation Committee has engaged Frederic W. Cook & Co., Inc. (“Cook”), a nationally recognized compensation consulting firm, as its independent compensation consultant. The Compensation Committee considered whether Cook was independent from management utilizing, among other things, the independence factors required by the Securities and Exchange Commission and incorporated into New York Stock Exchange Listing Standards. Based on this review, the Compensation Committee determined that Cook was independent from Company management and, further, that Cook’s work did not create any conflicts of interest under Rule 10C-1(b)(4)(i)-(vi) of the Exchange Act.
Cook’s work for the Compensation Committee includes gathering and analyzing data, performing market assessments, and preparing reports and recommendations. A representative from Cook attends Compensation Committee meetings, when requested by the Compensation Committee, and the Compensation Committee Chair frequently interacts with the consultant between meetings to define the nature of work to be conducted, to review materials to be presented at Compensation Committee meetings, and to obtain the consultant’s opinion and perspective on proposals prepared by management.
The Compensation Committee considers the input from Cook as one factor in making NEO compensation decisions. The Compensation Committee also considers information and analyses received from management as well as its own judgment and experience.

Setting Executive Compensation — Comparative Data
Cook provided the Compensation Committee with relevant market and comparative data and strategic alternatives to consider when making compensation decisions and recommendations for our NEOs. The Compensation Committee and Cook also utilized benchmark data from Korn Ferry|Hay Group, another compensation consulting firm, to provide data for positions below the NEO level and to supplement the comparative data Cook provided to the Compensation Committee.
In making compensation decisions, the Compensation Committee reviews all compensation components for the NEOs taking into account tally sheets showing each individual component as well as overall compensation for each NEO. The Compensation Committee also compares each element of total compensation against a peer group of publicly traded retailers (the “Compensation Peer Group”), which is reviewed and updated each fall. The Compensation Peer Group generally consists of U.S. based, publicly traded retailers in the Apparel Retail and Apparel, Accessories and Luxury Goods GICS Industry Codes of generally similar size and scope to us, and with which we generally compete for talent and stockholder investment. The companies in the Compensation Peer Group used to inform decisions about fiscal 2015 compensation were as follows:

Abercrombie & Fitch Co.	Coach, Inc.	Guess, Inc.

Aeropostale, Inc.	DSW, Inc.	L Brands, Inc.

American Eagle Outfitters, Inc.	Express, Inc.	The Buckle, Inc.

Ann Inc.	Finish Line, Inc.	The Children’s Place Retail Stores, Inc.

Ascena Retail Group, Inc.	Foot Locker, Inc.	The Gap, Inc.

Caleres, Inc. (formerly Brown Shoe Company, Inc.)	Genesco, Inc.	Urban Outfitters, Inc.
Decisions about fiscal 2015 pay opportunities were made at Compensation Committee meetings held during the fourth quarter of 2014. In November 2014, Cook conducted a review of the Compensation Peer Group to ensure the companies remained appropriate to inform decisions about fiscal 2015 pay opportunities. Following the review, it was determined to keep the peer group consistent for 2015.
In November 2015, Cook again conducted a review of the Compensation Peer Group to ensure the companies remained appropriate to inform decisions about fiscal 2016 pay opportunities. Based on the recommendation by Cook, Lululemon, Kate Spade and Michael Kors were added, and Aeropostale, Inc. and Ann Inc. were removed from the group.

Principal Components of Executive Compensation
The principal components of our executive compensation program are: base salary, annual cash incentives, long term incentive stock-based compensation, and employee benefit plans.
Base Salaries
We provide our NEOs with competitive base salaries at the 50th percentile of the Compensation Peer Group for our corporate NEOs and at the 75th percentile for our Brand President NEOs in accordance with our compensation philosophy. The Compensation Committee reviews the base salaries of our NEOs on an annual basis as well as at the time of any promotion or other material change in responsibilities. In addition to external market data on base salaries, our Compensation Committee also considers the following when setting base salaries: (a) the individual executive’s overall performance and contribution to the Company’s performance, (b) overall Company-wide performance, and (c) the individual’s base salary relative to other executive officers. In fiscal 2015, Mr. Vogensen received an increase in base salary of $75,000 in order to more closely align his overall compensation with our peer group and the competitive market. None of the other NEOs received a base salary increase.
Annual Cash Incentives
The annual cash incentive or bonus component of total compensation is intended to provide incentives to achieve the Company’s annual financial and strategic goals, and to work as a team in meeting objectives and overcoming challenges. In fiscal 2015, bonuses for NEOs were determined pursuant to our Cash Bonus Incentive Plan (the “Bonus Plan”), which the stockholders approved at our 2010 Annual Meeting and then re-approved at our 2015 Annual Meeting.
We target total cash compensation (base salary plus cash incentive bonus), when target performance goals are achieved, at or near the 50th percentile for our corporate NEOs and at or near the 75th percentile for Brand President NEOs because we believe this allows us to successfully compete for talent with the Compensation Peer Group. Variations to this target positioning may occur as dictated by performance, the experience level of the individual and by other market factors. This target competitive positioning takes into account our expectations and desires that, over the long term, we will be able to generate stockholder returns at or above the median of our peer group.
Each executive has a target bonus expressed as a percentage of base salary. Actual bonuses payable may be zero or may range from 25% to 175% of this target, based on performance against the measures and goals determined by the Compensation Committee. For corporate NEOs, these measures were total company sales, operating income and EPS. Brand Presidents were also subject to the EPS measure, in addition to brand-level sales and brand-level contribution. In addition, the Company had to attain the established operating income threshold for the fiscal year before any payout to NEOs under the Bonus Plan could be made. These metrics were chosen because the Compensation and Benefits Committee believes that they are the most direct drivers of long-term shareholder value and the operating income threshold provides greater assurances that profit will not be sacrificed for growth.
The following table outlines the weightings of each performance measure in fiscal 2015 for each NEO:

Executive (2)	Performance Measures and Weightings (1)
	Total Company Sales	Company Operating Income(3)	Company EPS(4)	Brand Sales	Brand Contribution (5)
David F. Dyer	30%	30%	40%	—	—
Todd E. Vogensen	30%	40%	30%	—	—
Donna M. Colaco	—	—	30%	35%	35%
Cynthia S. Murray	—	—	30%	35%	35%
Laurie J. Van Brunt	—	—	30%	35%	35%
(1) The Board of Directors approved specific performance goals for each measure at the threshold, target, and maximum level. Payout for performance between threshold and target and between target and maximum is linearly interpolated.
(2) Ms. Broader, who joined the Company in December 2015, did not participate in the 2015 bonus program, and instead received a minimum guaranteed bonus for fiscal 2015 equal to $275,000.
(3) Operating Income means total sales revenue minus cost of goods sold minus all selling, general, and administrative expenses. In addition, a threshold level of $82 million operating income was required for any bonus to be earned for any of the metrics.
(4) EPS means earnings per share, as calculated on a Non-GAAP basis in fiscal 2015, which excludes certain charges and operating results related to Boston Proper as well as restructuring and other charges. Non-GAAP EPS for bonus purposes excluded the operating results for Boston Proper following the announcement of the intent to sell the direct-to-consumer business at the end of the second quarter.

(5) Brand Contribution is defined as gross margin less direct and supervisory expenses directly attributable to the applicable brand based on plan (inclusive of store and marketing expenses).
The bonus measures, targeted financial performance, targeted payout, and actual payouts for fiscal 2015 for each respective NEO are set forth below.

NEO	Bonus Measure	Target Financial Performance (1)	Target Payout (% Base Salary)	Actual Payout (% Base Salary)
David F. Dyer	Company EPS Company Operating Income Total Company Sales	17.8% increase 23.8% increase 6.4% increase	150%	76%
Todd E. Vogensen	Company EPS Company Operating Income Total Company Sales	17.8% increase 23.8% increase 6.4% increase	70%	29%
Cynthia S. Murray	Company EPS Chico’s Brand Sales Chico’s Brand Contribution	17.8% increase 3.0% increase 8.4% increase	80%	15%
Donna M. Colaco	Company EPS WH|BM Brand Sales WH|BM Brand Contribution	17.8% increase 5.6% increase 28.5% increase	80%	15%
Laurie J. Van Brunt	Company EPS Soma Brand Sales Soma Brand Contribution	17.8% increase 14.1% increase 60.8% increase	75%	24%

(1)	Percentage increase means an increase compared to the prior fiscal year’s actual performance for each metric. Percentage increase in EPS is compared to Non-GAAP EPS in fiscal 2014.
As reflected in the table above, all target metrics required improvement over 2014 actual performance. The Compensation Committee believed the approved target metrics to be challenging, but achievable, and dependent on the successful execution of the Company’s strategic business plans and general business conditions that are reasonable. Numerous factors, however, could cause the Company’s actual results to vary from expected results. It is not possible for the Compensation Committee to reliably calculate the likelihood of any NEO achieving threshold, target, or maximum bonus levels. Historically, NEOs have received bonus payouts ranging from no bonus to near target bonus to maximum bonus based on our actual performance. Therefore, the Company seeks to establish goals that will incentivize NEOs to achieve the Company’s objectives. Payouts in any year above the target level indicate significant accomplishment with performance above expectations.
Long-Term Incentive Stock-Based Compensation
We provide long-term incentives in the form of stock-based compensation, to align the interests of management with those of our stockholders, and to motivate and reward key employees for long-term performance and stockholder value creation. Multi-year vesting of equity compensation provides a strong retention mechanism for key talent, which is critical to our long-term success.
The Compensation Committee has established general guidelines for the value of the long-term incentive compensation to be granted to each NEO based upon relevant market and comparative data provided by Cook and the NEO’s position within the Company. In determining the size of the individual stock-based awards, the Compensation Committee also considers the amount of stock-based awards outstanding and previously granted, the amount of stock-based awards remaining available for grant under the 2012 Omnibus Plan, the aggregate amount of current awards, and the amount of awards believed necessary to attract and retain key talent.

Long-term incentive compensation in fiscal 2015 consisted of an approximately equal weighting of grant value in restricted stock and performance share units, each of which are described in more detail below:

Restricted Stock[1]
Restricted stock and awards of restricted stock units encourage executives not only to create stockholder value, but also to preserve value. In other words, restricted stock has both upside potential and downside risk. The Compensation Committee grants restricted stock to further align the interests of management and stockholders and to facilitate the retention of key talent.

Approximately 50% of each NEO’s target equity opportunity in fiscal 2015 was granted in the form of restricted stock. These share awards generally vest in equal annual amounts over a three-year period from the date of grant, but the Compensation Committee sometimes provides for other vesting schedules, as appropriate. Restricted stock awards are considered participating securities, and recipients have the right to receive dividends on the awards during the vesting period.

Performance Share Units[1] (“PSUs”)
PSUs tie equity compensation earned to the achievement of corporate performance objectives. PSUs are earned based on financial achievements, as well as continued service. That is, assuming the eligible employees remain employed, they will only earn the performance shares if the Company achieves the designated performance goal. Because the performance goal requires improved overall financial performance over time, PSUs align our executives’ interests with our stockholders’ interest.

Approximately 50% of each NEOs target equity opportunity in fiscal 2015 was in the form of PSUs. From 50% to 150% of the targeted number of PSUs may be earned, based on the Company’s fiscal 2015 return on net assets (“RONA”) versus challenging goals pre-established by the Compensation Committee. RONA is defined as (a) net income divided by (b) net working capital less cash and marketable securities plus fixed assets. We exclude from the RONA calculation significant one-time items that were not anticipated at the time the RONA goal was established. The Compensation and Benefits Committee specifically selected RONA as the sole metric for the PSUs because it not only measures profitability, but also the efficient use of our assets.

Actual RONA achieved in fiscal 2015 resulted in 77% of target shares being earned.

One-third of the earned shares vested upon the Compensation Committee’s certification of the RONA achieved, and the other two-thirds will vest in two equal installments on the second and third anniversaries of the grant date.

1 Ms. Broader, who joined the Company in December 2015, did not participate in the annual equity incentive grant, and instead was granted a sign-on equity award of restricted stock equal to $3 million to replace certain unvested equity she forfeited from her prior employer.
Granting of Equity Awards
The Company has adopted a Policy on Granting Equity Awards. The complete Policy is available under “Governance Documents & Charters” at www.chicosfas.com. This Policy is designed to provide some measure of assurance that equity grant awards are not being manipulated to result in a price that is unreasonably favorable to the recipients of the grants. Since fiscal 2007, the annual equity grant date for all officers has been on or shortly after the date on which the trading window period first opens following the public release of year-end earnings. This grant date is generally in late February or early March and is established by us well in advance. Because the Compensation Committee does not generally meet on this date, the Compensation Committee authorizes the grants at its meeting immediately preceding the grant date specifying an effective prospective grant date consistent with this policy. The exercise price for stock options is generally the closing price on the specified grant date, but in no event less than the closing price on the grant date. The Company has not granted any stock options since 2011.
The Company also makes promotional, new hire, and out-of-cycle equity awards to executives, as appropriate. The grant date for such awards is generally the first business day of the month following the date of promotion or hire.

Compensation for Newly Hired CEO and President, Ms. Shelley G. Broader
The Company will, as necessary, pay sign-on and first-year guaranteed bonuses at various levels in order to attract the management talent necessary to drive long-term, sustainable growth. Executives recruited from other companies are often required to give up a significant amount of compensation from their former company in the form of lost bonus opportunities, unvested equity or a combination of both. Sign-on and first-year guaranteed bonuses are a necessary and effective means of offsetting their losses and inducing them to join the Company. In those instances in which we have provided an executive with a sign-on bonus, we generally require the newly hired executive to pay back a prorated portion of the sign-on bonus if they voluntarily leave the Company within a year after joining.

Consistent with the rationale described above, in connection with the recruitment of Ms. Broader to become the Company’s new CEO and President, we entered into a letter agreement on October 26, 2015, which outlined the key compensation terms of Ms. Broader’s employment. These terms include the following:

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Ms. Broader’s ongoing direct compensation opportunity includes an annual base salary of $1,100,000, eligibility to participate in the Company’s annual bonus program with a target bonus of 150% of base salary, and a target long-term equity incentive award with a grant-date fair value of $6.5 million.

•
Ms. Broader’s annual bonus would be contingent upon the achievement of the same performance goals applicable to other Chico’s executives as established each year by the Compensation Committee, with the opportunity to earn from 0 to 175% of the target. For fiscal 2015, Ms. Broader was guaranteed a minimum bonus of $275,000 (which approximates a prorated target bonus for the time she worked for the Company during fiscal 2015). Her 2016 bonus is also guaranteed at a minimum of $1,375,000.

•	The annual equity award was granted at the same time and in the same approximate 50/50 mix between restricted stock and PSUs with the same terms as the 2016 annual equity awards for other executives.

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To replace compensation that Ms. Broader forfeited and to cover certain costs she incurred in connection with leaving her former employer, she was also awarded a $1,030,000 cash sign-on bonus, and a sign-on grant of restricted stock with a fair market value of $3,000,000. Ms. Broader must repay all or a portion of the cash sign-on bonus if she voluntarily resigns from the Company within 24 months of her start date. The restricted shares vest 25% on each of the first and second anniversaries of the grant date with the remaining 50% vesting on the third anniversary.

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Ms. Broader participates in the Company’s Executive Severance Plan, under which if her employment is terminated at any time without good cause, she would be entitled to receive continuation of base salary for 24 months, among other benefits. (Refer to “Severance and Change in Control Benefits” on page 40).

Retirement and Welfare Benefits
401(k) Plan
As a means for all eligible employees at all levels of the Company to accumulate retirement savings, we maintain a 401(k) Plan, as amended and restated January 1, 2015. Under the 401(k) feature of the plan, eligible employees can elect to defer up to 100% of their respective compensation, subject to statutory limitations, and have it contributed to the plan. The Company has elected to match employee contributions at 50% on the first 6% of the employees’ compensation that is contributed and in the future, may elect to make additional contributions at its discretion.
Employee Stock Purchase Plan
We also maintain an employee stock purchase plan to provide eligible employees at all levels an opportunity to become stockholders of the Company. Eligible employees may purchase shares of our stock semi-annually during specified offering periods at a 15% discount to the value of the stock. Executive officers are eligible to participate in this stock purchase plan.
Health and Welfare Benefits
Our executive officers are also eligible to participate in the medical and dental coverage, life and disability insurance, paid time off, and other programs that are generally available to all of our full time employees.
Other Benefits
We do not provide significant perquisites or personal benefits to NEOs. We provide competitive relocation benefits to newly hired officers, in keeping with industry practices. We offer to pay for an annual physical examination and provide supplemental disability income insurance for all officers, including all NEOs. The costs of the annual physical and supplemental disability income insurance are immaterial. The annual physical helps to mitigate the risk of losing the services of a member of senior management due to otherwise undetected health issues. The Company believes that the financial security provided to executives through the supplemental disability income insurance is a good investment because it provides a useful tool in the retention of top talent. We value perquisites at their incremental cost to us in accordance with SEC regulations. These amounts, if applicable, are reflected in the Summary Compensation Table below under the column entitled “All Other Compensation” and the related footnotes.
Deferred Compensation Plan
The Company has adopted two nonqualified plans that permit executive officers to defer current compensation, on a tax-deferred basis, for long-term or retirement savings, one of which relates to deferrals made through December 31, 2004 and related earnings and the other of which relates to deferrals since January 1, 2005 and related earnings. Pursuant to the deferred compensation plans, participants are allowed to defer a portion of their eligible compensation. Under each plan, a book account is then maintained for each such executive officer in which there is an accounting of the amount of compensation deferred and deemed earnings on those amounts based upon the participant’s selection of various available investment options. The Company has not made any matching funds or other contribution to any participant’s account. In accordance with the terms of each of the plans, the deferral is placed in a “rabbi” trust. This trust arrangement offers a degree of assurance for ultimate payment of benefits without causing constructive receipt of the deferral or earnings thereon for income tax purposes. The assets in the trust remain subject to the claims of our creditors and are not the property of the executive officer unless there is a retirement, termination of employment, or a previously elected in-service distribution.
Section 409A of the Internal Revenue Code (the “Code”) imposes restrictions on the funding of, distributions made under, and elections to participate in, nonqualified deferred compensation arrangements. Although we believe that we are operating in compliance with the statutory provisions relating to Section 409A that are currently effective and have made appropriate modifications to the applicable plan, the statute and its regulations are complex and subject to further interpretation. Thus, it is possible that we will have to make additional adjustments to our nonqualified deferred compensation arrangements to comply with the applicable rules as further interpretations are issued.
Severance and Change in Control Benefits
The Company offers reasonable severance benefits to all NEOs in order to attract and retain highly skilled management talent. Many other retailers offer comparable severance benefits. As a result, the Company has adopted an Executive Severance Plan, which provides severance benefits upon certain terminations of employment. The plan is on file with the SEC, as required, and the material terms are summarized on page 50 of this Proxy Statement.
None of these severance benefits provide for payment of excise tax gross-ups.
Compensation Governance Policies
Share Ownership Guidelines
The Company has adopted stock ownership guidelines for all senior officers and directors, including the NEOs. Compliance with the ownership guidelines is reviewed by the Compensation Committee annually, typically each June. The guidelines were most recently revised, effective April 2016, to (a) increase the ownership requirement for the CEO and non-employee directors and (b) to increase the retention guideline for all covered officers and directors to 50% of net-after-tax shares. The following table summarizes our current ownership guidelines for executives and non-employee directors:

Position	Ownership Guidelines
Chief Executive Officer	5x Base Salary
Brand Presidents	2x Base Salary
Executive Vice Presidents	1.5x Base Salary
Non-Employee Directors	5x Annual Cash Retainer
Until each officer or non-employee director achieves their respective ownership level, he or she must retain and hold on a net-after-tax basis at least 50% of the shares obtained as a result of a stock option exercise or the vesting of restricted shares. Shares counted toward the ownership guidelines include shares owned outright as well as shares otherwise beneficially owned by such officer or director (as beneficial ownership is defined by the SEC’s rules and regulations). Unvested restricted and performance shares and unvested options awarded under our stock incentive plan are not counted.
Hedging and Pledging Prohibition
Officers and directors are not permitted to hedge their economic exposures to the Company stock that they own and are not permitted to trade our stock on margin. Beginning December 1, 2013, NEOs, Board members and other “insiders” were prohibited from pledging their shares of the Company’s stock. Anyone who pledged shares prior to December 1, 2013 may continue to pledge those shares, but may not pledge any additional securities.
Clawback Agreements
The Company has “clawback” agreements with the CEO and CFO. Under these Agreements, each executive is required to reimburse the Company for incentive compensation previously paid to the executive under any of the Company’s executive bonus programs if within two years from the date of payment of such incentive compensation, the Company is required to prepare an accounting restatement due to material noncompliance of the Company with any then-applicable financial reporting requirement under the securities laws as a result of misconduct and/or gross negligence by the executive in failing to prevent the misconduct or if the executive is otherwise subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002. The Compensation Committee believes that the officers who certify the Company’s financial reporting should not be unjustly enriched for prior reporting periods in the event of such a restatement.

Deductibility of Executive Compensation
Section 162(m) of the Internal Revenue Code prohibits publicly held companies from deducting certain compensation to any one NEO, other than the CFO, in excess of $1,000,000 during the tax year. However, Section 162(m) provides that, to the extent that compensation is based on the attainment of performance goals set by the Compensation Committee pursuant to plans approved by our stockholders, the compensation is exempt from the deductibility limitations. Our Compensation Committee administered the bonus awards under the Bonus Plan in an effort to have the payouts qualify for the “performance-based” exemption from the $1,000,000 limit.
Compensation realized from stock options granted under the 2012 Omnibus Plan is believed to qualify for the performance-based exemption under Section 162(m), and is, therefore, treated as fully deductible. In addition, the Compensation Committee has administered the performance share awards in an effort to also qualify for the performance-based exemption; therefore, compensation realized from performance shares has been treated as fully deductible. Compensation realized from time-based vesting restricted stock grants, however, does not qualify for such an exemption. Thus, to the extent taxable compensation from restricted stock earnings in combination with salaries and certain other compensation elements for any NEO exceeds $1,000,000, such compensation will not be deductible.
The Company is permitted and reserves the right to pay other amounts that are not tax deductible to meet the design goals of our executive compensation program, including, for example, the sign-on-bonus, sign-on-grant, and guaranteed bonus for Ms. Broader discussed above. In any event, because of the uncertainties associated with the application and interpretation of Section 162(m) and the regulations issued thereunder, there can be no assurance that compensation intended to satisfy the requirements for deductibility under Section 162(m) will in fact be deductible.

Summary Compensation Table
The following table includes information concerning compensation for fiscal years 2015, 2014 and 2013 in reference to the NEOs, which consists of each person who served as the Company’s principal executive officer during fiscal 2015, the Company’s principal financial officer, and the three most highly compensated executive officers of the Company other than the principal executive officers and the principal financial officer. A description of the material terms of the employment agreements for each of the NEOs, including a description of potential post-employment payments, appears below under the headings “Employment Agreements for Named Executive Officers” and “Payments Upon Termination or Change in Control for Named Executive Officers.”

Name and Principal Position	Fiscal Year Ended	Salary (1) ($)	Bonus (2) ($)	Stock Awards (3) (4) (5) ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation (6) ($)	Change in Nonqualified Deferred Compensation Earnings ($)	All Other Compensation (7) ($)	Total (8) ($)
David F. Dyer,	1/30/2016	804,983	—	6,625,147	—	606,926	—	157,827	8,194,883
President and Chief Executive Officer	1/31/2015	950,000	—	6,625,133	—	—	—	22,159	7,597,292
	2/1/2014	950,000	—	5,600,192	—	—	—	11,035	6,561,227

Shelley G. Broader,	1/30/2016	190,385	275,000	3,000,115	—	—	—	13,605	3,479,105
Chief Executive Officer and President

Todd E. Vogensen,	1/30/2016	470,673	—	800,297	—	137,732	—	9,041	1,417,743
Executive Vice President-Chief Financial Officer and Asst. Corporate Secretary	1/31/2015	373,750	—	288,253	—	—	—	7,178	669,181

Cynthia S. Murray,	1/30/2016	725,000	—	1,800,030	—	107,313	—	15,939	2,648,282
Brand President- Chico’s	1/31/2015	725,000	—	1,360,094	—	—	—	13,604	2,098,698
	2/1/2014	725,000	—	2,996,154	—	—	—	10,848	3,732,002

Donna M. Colaco,	1/30/2016	725,000	—	1,800,030	—	107,313	—	10,582	2,642,925
Brand President- White House Black Market	1/31/2015	725,000	—	1,360,094	—	—	—	17,042	2,102,136
	2/1/2014	725,000	—	2,996,154	—	—	—	8,889	3,730,043

Laurie J. Van Brunt,	1/30/2016	525,000	—	1,200,263	—	126,602	—	22,791	1,874,656
Brand President- Soma	1/31/2015	525,000	—	884,276	—	—	—	11,049	1,420,325
	2/1/2014	525,000	—	1,488,070	—	—	—	74,561	2,087,631

(1)
In fiscal 2015, Mr. Dyer, Mr. Vogensen, Ms. Colaco, Ms. Murray and Ms. Van Brunt contributed a portion of his or her compensation to the Company’s 401(k) savings plan. For Mr. Dyer, of the $804,983 included in this column for fiscal 2015, $13,750 is related to director fees.

(2)	The amounts in this column consist of a guaranteed bonus paid to Ms. Broader in fiscal 2015 totaling $275,000.

(3)
The amounts included in the “Stock Awards” column for fiscal 2015, fiscal 2014, and fiscal 2013 represent the aggregate grant date fair value of restricted stock, performance shares and performance share units granted in each year presented in the table (excluding any estimated amount for forfeitures related to service-based vesting conditions) in accordance with authoritative guidance, and does not correspond to the Company’s accounting expense for these awards. For a discussion of the valuation of stock awards, see Note 13 to the Company’s consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended January 30, 2016 (fiscal 2015). See the Grants of Plan Based Awards Table for information on restricted stock granted in fiscal 2015. The amounts included in the “Stock Awards” column includes the grant date fair value of PSUs that were not fully earned in fiscal 2015 because the Company’s RONA was below target, and the grant date fair value of PSUs that were canceled in full in fiscal 2014 and 2013 because the RONA threshold was not met in either fiscal year.

(4)
The amounts included in the “Stock Awards” column for fiscal 2015, fiscal 2014, and fiscal 2013 for performance shares and performance share units assume achievement at target. The maximum payout achievable was 150% of target in fiscal 2015 and 2014 and 125% of target in fiscal 2013.

(5)
The actual amounts that the NEOs will be able to realize from these equity awards will depend on a number of factors including the Company’s actual operating performance, stock price, the vesting terms of the award and the applicable NEO’s continued employment. The disclosure rules require inclusion of the target grant date fair value of performance share units even though the awards were not fully earned in fiscal 2015 and were not earned and canceled in full in fiscal 2014.

(6)
The amounts in this column consist of annual incentive bonus payments earned by each of the NEOs earned based on company performance in fiscal 2015, fiscal 2014 and fiscal 2013. See “Compensation Discussion and Analysis–Annual Cash Incentive Bonuses.” Amounts earned with respect to the respective fiscal year are accrued as expenses in such fiscal year, even though a portion of such bonuses were computed and paid following the end of the respective fiscal year.

(7)
The amounts in this column consist of the Company’s matching contributions to its 401(k) savings plan on behalf of the NEOs, group term life and disability insurance premiums paid by the Company on behalf of the NEOs, supplemental executive disability premiums paid by the Company on behalf of the NEOs, expenses related to the Company’s executive wellness program, relocation expenses during the fiscal year, if applicable, consulting fees and termination expenses during the fiscal year, if applicable. For Mr. Dyer, of the $157,827 included in this column for fiscal 2015, $147,500 related to consulting services Mr. Dyer provided to the Company.

(8)
The disclosure rules require inclusion of the target grant date fair value of performance share units even though the awards were not fully vested in fiscal 2015 and were canceled in full in fiscal 2014. Compensation NEO’s earned based on our actual performance in fiscal 2015 was as follows: Mr. Dyer $7,432,991, Ms. Broader $3,479,105, Mr. Vogensen $1,325,709, Ms. Colaco $2,435,922, Ms. Murray $2,441,279 and Ms. Van Brunt $1,736,626. Compensation NEOs earned based on our actual performance in fiscal 2014 was as follows: Mr. Dyer $4,284,726, Mr. Vogensen $575,074, Ms. Colaco $1,422,089, Ms. Murray $1,418,651 and Ms. Van Brunt $978,187.

Fiscal Year Grants of Plan Based Awards
The following table sets forth certain information with respect to the equity and non-equity incentive awards granted during or for the fiscal year ended January 30, 2016 (fiscal 2015) to each of our NEOs.

	Grant Date	Compensation Committee Action Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (3) (#)	Grant Date Fair Value of Stock Awards (4) ($)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
David F. Dyer	N/A	N/A	356,250	1,425,000	2,493,750
	March 2, 2015	February 23, 2015				90,855	181,710	272,565		3,312,573
	March 2, 2015	February 23, 2015							181,710	3,312,573
Shelley G. Broader	N/A	N/A		275,000	481,250
	December 1, 2015	October 26, 2015							246,720	3,000,115
Todd E. Vogensen	N/A	N/A	82,368	329,471	576,574
	March 2, 2015	February 23, 2015				10,975	21,950	32,925		400,149
	March 2, 2015	February 23, 2015							21,950	400,149
Donna M. Colaco	N/A	N/A	145,000	580,000	1,015,000
	March 2, 2015	February 23, 2015				24,685	49,370	74,055		900,015
	March 2, 2015	February 23, 2015							49,370	900,015
Cynthia S. Murray	N/A	N/A	145,000	580,000	1,015,000
	March 2, 2015	February 23, 2015				24,685	49,370	74,055		900,015
	March 2, 2015	February 23, 2015							49,370	900,015
Laurie J. Van Brunt	N/A	N/A	98,438	393,750	689,063
	March 2, 2015	February 23, 2015				16,460	32,920	49,380		600,132
	March 2, 2015	February 23, 2015							32,920	600,132

(1)
These columns show the range of aggregate payouts targeted for fiscal 2015 performance under the Chico’s FAS, Inc. Cash Bonus Incentive Plan as described in the section titled “Annual Cash Incentive Bonuses” in the Compensation Discussion and Analysis. The Threshold amount represents the aggregate amount that would have been payable to the executive officer if the Company had achieved just the minimum performance level for each of the performance measures applicable to the particular executive officer for the fiscal year. The Target amount represents the amount that would have been payable to the executive officer if the Company had achieved the targeted performance level for each of the performance measures applicable to the particular executive officer for the fiscal year. The Maximum amount represents the amount that would have been payable to the executive officer if the Company had achieved the maximum performance level for each of the performance measures applicable to the particular executive officer for the fiscal year. Pursuant to the Cash Bonus Incentive Plan, performance for fiscal 2015 was below the target level for each NEO’s respective performance measures, except for Ms. Broader, as more particularly described in the section titled “Annual Cash Incentive Bonuses” in the Compensation Discussion and Analysis. As a result, bonuses were paid at less than target for fiscal 2015 performance for these NEOs, as shown in the Summary Compensation Table in the column titled “Non-Equity Incentive Plan Compensation.” Ms. Broader, whose employment began December 1, 2015, was entitled to a minimum guaranteed bonus of $275,000 for fiscal 2015.

(2)
These columns include performance-based awards granted in fiscal 2015 under the 2012 Omnibus Plan. For Mr. Dyer, Mr. Vogensen, Ms. Colaco, Ms. Murray, and Ms. Van Brunt these columns include amounts for PSUs pursuant to which each of Mr. Dyer, Mr. Vogensen, Ms. Colaco, Ms. Murray and Ms. Van Brunt were eligible to earn shares, contingent upon the achievement of certain levels of the Company’s RONA in fiscal 2015. Any shares earned based on the achievement of such goals will vest over three years from the date of grant. Based on the Company’s performance in fiscal 2015, the Company achieved less than the RONA target, resulting in the forfeiture of 23% of PSUs granted.

(3)
This column includes restricted stock granted under the 2012 Omnibus Plan. Restricted stock awards have no express performance criteria other than continued employment (with limited exceptions for termination of employment due to death, disability, retirement, and change in control). However, restricted stock has an implicit performance criterion because the higher the Company’s stock price, the greater the value of the restricted stock award.

(4)
The amounts in this column represent the aggregate grant date fair value of each award, computed in accordance with accounting guidance. For PSUs, the amount shown is based on the probable outcome at the time of grant, which was target. However, based on the Company’s actual performance in fiscal 2015, actual RONA was below target, resulting in forfeiture of 23% of the target PSUs granted. For a discussion of the valuation of stock awards, see Note 13 to the Company’s consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended January 30, 2016 (fiscal 2015).

Outstanding Equity Awards at Fiscal Year End
The following table outlines outstanding long-term equity-based incentive compensation awards for our NEOs as of January 30, 2016 (last day of fiscal 2015). Each outstanding award is shown separately. The vesting schedule for each award is described in the footnotes to this table.

	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (1) (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (2) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Name (4)	Exercisable	Unexercisable
David F. Dyer	10,000	—		20.17	3/5/2017	—	—	181,710	1,887,967
	10,000	—		24.58	6/26/2017	—	—
Shelley G. Broader						246,720	2,563,421	—	—
Todd E. Vogensen	1,667	—		14.60	11/19/2019	807	8,385	21,950	228,061
	1,667	—		13.78	2/25/2020	3,800	39,482
	2,000	—		13.69	2/24/2021	3,894	40,459
						21,950	228,061
Donna M. Colaco	30,000	—		14.86	9/7/2017	100,000	1,039,000	49,370	512,954
	30,000	—		13.78	2/25/2020	12,777	132,753
	55,000	—		13.69	2/24/2021	27,460	285,309
						49,370	512,954
Cynthia S. Murray	30,000	—		13.78	2/25/2020	100,000	1,039,000	49,370	512,954
	55,000	—		13.69	2/24/2021	12,777	132,753
						27,460	285,309
						49,370	512,954
Laurie J. Van Brunt	—	—		—	—	80,000	831,200	32,920	342,039
						50,000	519,500
						6,290	65,353
						17,854	185,503
						32,920	342,039

(1)	All restricted stock vests at the rate of 33-1/3% per year beginning on the one-year anniversary of the date of grant with the exception of the following grants:

a.
100,000 unvested shares for Ms. Colaco and Ms. Murray and 80,000 unvested shares for Ms. Van Brunt, which vest over a five-year period from the date of grant with 20% vesting on the three-year anniversary of the date of grant, 20% vesting on the four-year anniversary of the date of grant and 60% vesting on the five-year anniversary of the date of grant.

b.
246,720 unvested shares for Ms. Broader which vest over a three-year period from the date of grant with 25% vesting on each of the first and second anniversaries of the date of grant and 50% vesting on the third anniversary of the date of grant.

(2)
Awards in this column represent the target number of performance-based restricted stock units that were not yet vested as of January 30, 2016. The actual number of shares earned based on fiscal 2015 RONA was 77% of the target number. These stock units vest at a rate of 33-1/3% per year beginning on the one-year anniversary of the date of grant to the extent earned based on performance.

Fiscal Year Options Exercised and Stock Vested
The following table sets forth stock options exercised and restricted stock vested during the fiscal year ended January 30, 2016 (fiscal 2015) with respect to our NEOs. The dollar figures in the table below reflect the value on the exercise date for Option Awards and the vesting date for Stock Awards.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
David F. Dyer	—	—	593,484	8,547,395
Todd E. Vogensen	—	—	6,651	117,702
Donna M. Colaco	—	—	153,874	2,499,871
Cynthia S. Murray	68,000	938,152	162,208	2,650,467
Laurie J. Van Brunt	70,000	359,698	53,717	972,208
Fiscal Year Retirement Benefits
The Company does not maintain a defined benefit pension plan for any of its employees, including for any of the NEOs. Thus, there are no accumulated pension benefits for any of its NEOs. The only funded retirement benefits that are provided for the Company’s NEOs are those resulting from contributions made under the Company’s 401(k)/profit sharing plan.
Fiscal Year Nonqualified Deferred Compensation
The following table illustrates the nonqualified deferred compensation benefits under the Nonqualified Deferred Compensation Plans, reported collectively.

Name	Executive Contributions in Last Fiscal Year (1) ($)	Registrant Contributions in Last Fiscal Year (2) ($)	Aggregate Earnings (Losses) in Last Fiscal Year ($)	Aggregate Withdrawals/Distributions ($)	Aggregate Balance at Last Fiscal Year-End (3) ($)

David F. Dyer	—	—	—	—	—
Shelley G. Broader	—	—	—	—	—
Todd E. Vogensen	—	—	—	—	—
Cynthia S. Murray	—	—	—	—	—
Donna M. Colaco	—	—	—	—	—
Laurie J. Van Brunt	31,500	—	—	—	222,850

(1)
For Ms. Van Brunt, the amount shown in this column represents the deferral of a portion of her annual salary in fiscal 2015. The portion deferred is reflected as part of Ms. Van Brunt's annual salary reported in the Summary Compensation Table.

(2)
The Company may make contributions on behalf of its executive officers to the Deferred Plan. To date, no Company contributions have been made under the Deferred Plan nor has the Company paid above market earnings on accounts under the Deferred Plan.

(3)
The aggregate balances shown above represent amounts that NEOs earned, but elected to defer, plus earnings (or losses), if applicable. Deferred amounts have previously been reported as compensation in the Summary Compensation Table contained in the Compensation Discussion & Analysis for the year in which such deferred amounts were earned. Account balances may be invested in phantom investments selected by the executive from an array of investment options. The array changes from time to time; as of January 30, 2016, participants could choose among several different investments, including domestic and international equity, income, short-term investment, and blended-fund investment. The participants are not being offered and thus cannot choose a Company stock fund.

Employment Agreements for Named Executive Officers
David F. Dyer.    Mr. Dyer, who currently serves as Vice Chair of the Board of Directors and was formerly President and Chief Executive Officer of the Company, was subject to an at-will employment offer letter dated January 7, 2009, as subsequently amended on March 6, 2015. The offer letter contemplated an annual base salary and certain other benefits. Mr. Dyer’s base salary was $950,000 and was subject to further increases as set from time to time by the Board of Directors. Mr. Dyer was also eligible for an annual bonus under the Company’s Cash Bonus Incentive Plan. For fiscal 2015, Mr. Dyer’s aggregate annual cash bonus, to the extent earned, had a threshold bonus equal to 37.5% of his base salary, a target bonus equal to 150% of his base salary and a maximum bonus equal to 262.5% of his base salary.
The employment offer letter also provided for certain restrictive covenants which, if violated, can result in immediate forfeiture of any unvested equity grants and the cancellation of all then outstanding option grants and clawback of any option exercises occurring in the six months prior to such violation. Forfeiture of equity grants and option gains may also be triggered in the event grounds for a “cause” termination are uncovered during a severance period. Effective December 1, 2015, Mr. Dyer retired as an executive officer and began service as Vice Chair of the Board of Directors, a non-executive board member position.
Mr. Dyer is also a party to a “clawback” agreement with the Company as more fully described on page 40.
Shelley G. Broader.    Ms. Broader, who currently serves as Chief Executive Officer and President, is subject to an at-will employment offer letter dated October 26, 2015. The offer letter contemplates an annual base salary and certain other benefits. Ms. Broader’s current base salary is $1,100,000 and is subject to further increases as set from time to time by the Board of Directors. Ms. Broader is also eligible for an annual bonus under the Company’s Cash Bonus Incentive Plan. In particular, for fiscal 2016, Ms. Broader’s aggregate annual cash bonus, to the extent earned, has a guaranteed minimum bonus equal to $1,375,000 and a maximum bonus equal to 175% of her base salary. In fiscal 2015, consistent with the terms of the offer letter, she received a guaranteed bonus of $275,000, certain relocation benefits and was awarded restricted stock of $3 million. Ms. Broader will receive a $1.03 million sign-on bonus, less applicable taxes, upon establishing residency for herself and family in the United States and relocating herself and her family’s residency to the Fort Myers, FL area. Ms. Broader is eligible to be considered for additional awards of stock options or other stock-based compensation of the Company consistent with the equity award practices applicable to other senior officers.
Ms. Broader is also a party to a “clawback” agreement with the Company as more fully described on page 40.
Todd E. Vogensen.    Mr. Vogensen, who currently serves as Executive Vice President-Chief Financial Officer and Assistant Corporate Secretary, is subject to an at-will employment offer letter dated September 23, 2009, as subsequently amended on March 3, 2015. The offer letter contemplates an annual base salary and certain other benefits. Mr. Vogensen’s current base salary is $500,000 and is subject to further increases as set from time to time by the Board of Directors. Mr. Vogensen is also eligible for an annual bonus under the Company’s Cash Bonus Incentive Plan. In particular, for fiscal 2016, Mr. Vogensen’s aggregate annual cash bonus, to the extent earned, has a threshold bonus equal to 17.5% of his base salary, a target bonus equal to 70% of his base salary and a maximum bonus equal to 122.5% of his base salary. Mr. Vogensen is eligible to be considered for additional awards of stock options or other stock-based compensation of the Company consistent with the equity award practices applicable to other senior officers.
Mr. Vogensen is also a party to a “clawback” agreement with the Company as more fully described on page 40.
Donna M. Colaco.    Ms. Colaco, who currently serves as Brand President-White House | Black Market, is subject to an at-will employment offer letter dated July 19, 2007. The offer letter contemplates an annual base salary and certain other benefits. Ms. Colaco’s current base salary is $725,000 and is subject to further increases as set from time to time by the Board of Directors. Ms. Colaco is also eligible for an annual bonus under the Company’s Cash Bonus Incentive Plan. In particular, for fiscal 2016, Ms. Colaco’s aggregate annual cash bonus, to the extent earned, has a threshold bonus equal to 20% of her base salary, a target bonus equal to 80% of her base salary and a maximum bonus equal to 140% of her base salary. Ms. Colaco is eligible to be considered for additional awards of stock options or other stock-based compensation of the Company consistent with the equity award practices applicable to other senior officers.
Cynthia S. Murray.    Ms. Murray, who currently serves as Brand President-Chico’s, is subject to an at-will employment offer letter dated January 29, 2009. The offer letter contemplates an annual base salary and certain other benefits. Ms. Murray’s current base salary is $725,000 and is subject to annual increases as determined from time to time by the Company’s Board of Directors. Ms. Murray is also eligible for an annual bonus under the Company’s Cash Bonus Incentive Plan. In particular, for fiscal 2016, Ms. Murray’s aggregate annual cash bonus, to the extent earned, has a threshold bonus equal to 20% of her base salary, a target bonus equal to 80% of her base salary and a maximum bonus equal to 140% of her base salary. In 2009, consistent with the terms of the offer letter, she received a sign-on bonus and certain relocation benefits and was awarded certain stock options and restricted stock. Ms. Murray also is eligible to be considered for additional awards of stock options or other stock-based compensation of the Company consistent with the equity award practices applicable to other senior officers.
Laurie J. Van Brunt. Ms. Van Brunt, who serves as Brand President-Soma, is subject to an at-will employment offer letter dated April 21, 2010. The offer letter contemplates an annual base salary and certain other benefits. Ms. Van Brunt’s current base salary is $525,000 and is subject to annual increases as determined from time to time by the Company’s Board of Directors. Ms. Van Brunt is also eligible for an annual bonus under the Company’s Cash Bonus Incentive Plan. In particular, for fiscal 2016, Ms. Van Brunt’s aggregate annual cash bonus, to the extent earned, has a threshold bonus equal to 18.75% of her base salary, a target bonus equal to 75% of her base salary and a maximum bonus equal to 131.25% of her base salary. Ms. Van

Brunt also is eligible to be considered for additional awards of stock options or other stock-based compensation of the Company consistent with the equity award practices applicable to other senior officers.
A description of potential post-employment payments payable to the Company’s NEOs appears below under the heading “Potential Payments Upon Termination or Change in Control for Named Executive Officers.”

Payments Upon Termination or Change in Control for Named Executive Officers
The section below describes the payments that may be made to NEOs upon termination of their employment, pursuant to individual agreements or otherwise.
General
Effective October 1, 2007, the Company put into effect a formal executive severance plan for certain eligible officer employees, including the Company’s NEOs who are not covered by superseding provisions in their respective employment agreements. The Company’s executive severance plan currently covers the Chief Executive Officer, executive vice presidents, senior vice presidents and group vice presidents. The Company also maintains a separate severance plan that covers vice presidents not covered by the executive severance plan.
The purpose of the executive severance plan is to promote uniform treatment of senior executives who are involuntarily terminated other than for “cause” or who terminate for good reason. Furthermore, the executive severance plan provides benefits to senior executives who, following a change in control as defined in the executive severance plan, have not been offered employment comparable to that which the Company provided prior to the change in control.
The plan provides payment of benefits for termination with good reason for any of the following events:(i) any material reduction in current titles or positions, or a material reduction in then current duties or responsibilities, (ii) a change of corporate location that is more than fifty (50) miles from current place of employment, or (iii) a reduction in total compensation of more than thirty percent (30%). Pursuant to Ms. Broader’s employment letter agreement dated October 26, 2015, the term “Good Reason” also includes: the Company’s fraudulent, criminal or other serious misconduct which would have a material adverse effect on the Company and which occurred prior to her becoming Chief Executive Officer and President of the Company, or a substantial diminution in duties or responsibilities (including a change in reporting relationships) resulting from a “Change in Control” as defined in the 2012 Omnibus Plan.
The executive severance plan provides for the following severance benefits:

—	A cash payment equal to 12 months of the senior executive’s annual base salary (24 months for the Chief Executive Officer).

—	A cash payment equal to the senior executive’s prorated bonus, if earned, for the year in which the termination occurs.

—
For executives other than the Chief Executive Officer, provided that the senior executive is enrolled in health care coverage under applicable law, the Company will fully subsidize the COBRA premium cost for a period of up to 12 months. The Chief Executive Officer will receive a cash lump sum payment equal to the aggregate COBRA healthcare plan premium costs over the severance period.

—	Reimbursement for documented outplacement assistance expenses incurred during the 12 months following the qualifying termination of employment.

—	Release from any obligation to otherwise repay any sign-on bonus or relocation benefit.
The provision of severance benefits under the executive severance plan is conditioned upon the executive executing an agreement and release which includes, among other things, one-year non-competition and non-solicitation restrictive covenants (two years for the Chief Executive Officer), a non-disclosure covenant, a non-disparagement covenant and a release of claims against the Company. For a terminated executive who falls within the definition of a “specified employee” (as defined in Section 409A of the Internal Revenue Code), no severance payment shall be made before the date which is six months after the date of termination of employment.

Potential Payments Upon Termination
Ms. Broader, Mr. Vogensen, Ms. Colaco, Ms. Murray and Ms. Van Brunt are eligible to receive certain post-employment payments as indicated below in accordance with the Company’s above-described executive severance plan (payment of which is conditioned upon entry into the above described letter agreement and release under the executive severance plan) and, in certain cases, under the 2012 Omnibus Plan.
The following table shows the potential payments upon termination for our NEOs as if the respective termination events had occurred on January 30, 2016:

Name and Termination Scenarios	Cash Severance (1) $	Equity (2) $	Health Benefits (3) $	Other Benefits (4) $	Excise Tax Gross Up $	Total $
Shelley G. Broader
w/o Good Reason (Voluntary)	—	—	—	—	N/A	—
w/ Good Reason (Voluntary)	2,200,000	—	33,538	—	N/A	2,233,538
For Good Cause (Involuntary)	—	—	—	—	N/A	—
Death or Disability (Involuntary)	—	2,563,421	—	—	N/A	2,563,421
w/o Good Cause (Involuntary)	2,200,000	—	33,538	21,000	N/A	2,254,538
Change in Control	2,200,000	2,563,421	33,538	21,000	N/A	4,817,959
Todd E. Vogensen
w/o Good Reason (Voluntary)	—	—	—	—	N/A	—
w/ Good Reason (Voluntary)	612,732	—	17,081	—	N/A	629,813
For Good Cause (Involuntary)	—	—	—	—	N/A	—
Death or Disability (Involuntary)	—	544,446	—	—	N/A	544,446
w/o Good Cause (Involuntary)	612,732	—	17,081	21,000	N/A	650,813
Change in Control	612,732	544,446	17,081	21,000	N/A	1,195,259
Donna M. Colaco
w/o Good Reason (Voluntary)	—	—	—	—	N/A	—
w/ Good Reason (Voluntary)	832,313	—	11,952	—	N/A	844,265
For Good Cause (Involuntary)	—	—	—	—	N/A	—
Death or Disability (Involuntary)	—	2,482,971	—	—	N/A	2,482,971
w/o Good Cause (Involuntary)	832,313	—	11,952	21,000	N/A	865,265
Change in Control	832,313	2,482,971	11,952	21,000	N/A	3,348,236
Cynthia S. Murray
w/o Good Reason (Voluntary)	—	—	—	—	N/A	—
w/ Good Reason (Voluntary)	832,313	—	12,340	—	N/A	844,653
For Good Cause (Involuntary)	—	—	—	—	N/A	—
Death or Disability (Involuntary)	—	2,482,971	—	—	N/A	2,482,971
w/o Good Cause (Involuntary)	832,313	—	12,340	21,000	N/A	865,653
Change in Control	832,313	2,482,971	12,340	21,000	N/A	3,348,624
Laurie J. Van Brunt						—
w/o Good Reason (Voluntary)	—	—	—	—	N/A	—
w/ Good Reason (Voluntary)	651,602	—	17,081	—	N/A	668,683
For Good Cause (Involuntary)	—	—	—	—	N/A	—
Death or Disability (Involuntary)	—	2,285,634	—	—	N/A	2,285,634
w/o Good Cause (Involuntary)	651,602	—	17,081	21,000	N/A	689,683
Change in Control	651,602	2,285,634	17,081	21,000	N/A	2,975,317

(1)
The cash severance associated with any termination other than Change in Control is to be paid as income continuation, but is shown in the aggregate and not as a discounted present value. For Mr. Vogensen, Ms. Colaco, Ms. Murray and Ms. Van Brunt the cash severance associated with termination includes 12 months of salary and Cash Bonus Incentive Plan based on the Company’s performance for 2015. For Ms. Broader, the cash severance associated with termination includes 24 months of salary and excludes the guaranteed cash bonus as part of her employment agreement dated October 26, 2015.

(2)
Equity value for vesting of restricted stock and PSUs assumes a value of $10.39/share, which equals the Company’s stock price at the end of the 2015 fiscal year. Stock option value assumes immediate exercise at $10.39/share at termination. There were no outstanding stock options with an exercise price lower than $10.39 as of the end of the 2015 fiscal year. In accordance with the grant agreements pursuant to the Company’s 2012 Omnibus Plan, stock options and outstanding equity grants become 100% vested in the event of death, disability or change in control, as these events are defined. The Company determined that it was appropriate to include amounts related to the potential accelerated vesting of restricted stock in this table to provide a comprehensive view of total payments upon termination for death, disability or change in control.

(3)
For Ms. Broader, Mr. Vogensen, Ms. Colaco, Ms. Murray and Ms. Van Brunt, health benefits represent an estimate using monthly COBRA costs over their respective period of income continuation, but is shown in the aggregate and not as a discounted present value.

(4)	Represents an estimate of maximum outplacement assistance.
Executives Who Have Terminated Employment

As announced on October 28, 2015, David F. Dyer resigned as Chief Executive Officer and President of the Company, effective as of December 1, 2015, the date on which Ms. Broader assumed the position. Effective December 1, 2015, Mr. Dyer became Vice Chair of the Board of Directors. In accordance with the transition plan with Mr. Dyer, Mr. Dyer received four monthly installments for consultation services provided to the Company, totaling $295,000. Mr. Dyer also received $606,926 under the Company's Cash Bonus Incentive Plan for fiscal 2015, based on the Company's level of achieving the established incentive metrics for fiscal 2015. He is also entitled to payments to subsidize the costs to continue his medical, dental, and vision plan benefits until he reaches the age of 67 based on his employment letter agreement dated March 3, 2014. Upon transition to Vice Chair of the Board, all of Mr. Dyer's outstanding restricted stock awards vested in the amount of $4,505,329 and based on the Company's level of achieving the performance criteria for fiscal 2015 as outlined in the performance award agreements, Mr. Dyer's earned performance stock units vested in the amount of $2,550,681.
Indemnification Agreements
We have entered into indemnification agreements with all of our directors and certain executive officers under which we have agreed to indemnify them against all direct and indirect costs of any type or nature whatsoever (including attorneys’ fees) incurred as a result of the fact that such person, in his or her capacity as a director or officer, is made or threatened to be made a party to any suit or proceeding. These directors and officers are to be indemnified to the fullest extent now or hereafter permitted by the Florida Business Corporation Act. The indemnification agreements also provide for the advancement of expenses to these directors and officers in connection with any such suit or proceeding.
Certain Relationships and Related Party Transactions
On an annual basis, each director and executive officer is obligated to complete a Director and Officer Questionnaire which, among other things, requires disclosure of any transactions with the Company in which the director or executive officer, or any member of his or her immediate family, have a direct or indirect material interest. As of February 19, 2016, other than compensation arrangements fully described elsewhere in this proxy, no such transactions have been disclosed. None of the directors or officers of the Company, and no stockholder holding over 5% of the Company’s common stock, and no corporations or firms with which such persons or entities are associated, currently maintains or has maintained since the beginning of the last fiscal year, any significant business or personal relationship with the Company other than such as arises by virtue of such position or ownership interest in the Company. Transactions and relationships that involve directors, executive officers or other related parties and that constitute a conflict with the Company’s interests require, in advance, a full disclosure to and review by the Company’s Audit Committee of all facts and circumstances concerning the transactions and relationships.
Compensation Committee Interlocks and Insider Participation
The current members of the Company’s Compensation and Benefits Committee are John J. Mahoney, Janice L. Fields, Stephen E. Watson and Andrea M. Weiss. None of the members of the Compensation and Benefits Committee have at any time been an officer or employee of the Company or any of its subsidiaries, nor did any of them have a relationship requiring disclosure under Item 404 of Regulation S-K promulgated under the Exchange Act. In addition, during the last completed fiscal year, none of our executive officers has served as a member of the board of directors or compensation committee of any other entity that has or has had one or more of its executive officers serving as a member of our Board or Compensation Committee.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires all executive officers, directors, and persons who are the beneficial owner of more than 10% of our shares of outstanding common stock to file reports of ownership with the SEC indicating their ownership of the Company’s equity securities and to report any changes in that ownership. Specific due dates for these reports have been established, and the Company is required to report in this Proxy Statement any failure to comply therewith during the fiscal year ended January 30, 2016. To the Company’s knowledge, based solely on a review of the forms, reports and certificates filed with the Company by the Company’s directors and officers and the holders of more than 10% of the

Company’s common stock, we believe all Section 16(a) filing requirements were complied with by such persons during or with respect to the fiscal year ended January 30, 2016, except that due to administrative errors by the Company, Mr. Vogensen filed an Amended Initial Statement (Form 3/A) relating to the amount of securities beneficially owned as of July 2, 2014.
SECURITY OWNERSHIP
The following tables set forth the number of shares of the Company’s common stock beneficially owned by (1) each of its directors and nominees to become a director, (2) each NEO, (3) all directors and executive officers as a group and (4) each person known to the Company as having beneficial ownership of more than 5% of the Company’s common stock together with such owner’s address as of May 16, 2016.
Stock Ownership of Directors and Executive Officers

Directors/Executive Officers	Current Beneficial Holdings (1)(2)		Shares Subject to Options (3)	Total Beneficial Ownership (1)	Percent of Class (4)
David F. Dyer	714,328		20,000	734,328	*
Shelley G. Broader	505,690		—	505,690	*
Todd E. Vogensen	85,640		5,334	90,974	*
Cynthia S. Murray	446,973		85,000	531,973	*
Donna M. Colaco	334,213		115,000	449,213	*
Laurie J. Van Brunt	291,792		—	291,792	*
David F. Walker	78,683		20,000	98,683	*
Ross E. Roeder	178,083		20,000	198,083	*
Verna K. Gibson	724,266	(5)	20,000	744,266	*
John J. Mahoney	84,683		10,000	94,683	*
Andrea M. Weiss	59,729		—	59,729	*
Stephen E. Watson	45,846		—	45,846	*
Janice L. Fields	23,320		—	23,320	*
Bonnie R. Brooks	—		—	—	*
William S. Simon	—		—	—	*
All Directors and Executive Officers as a Group (19 persons)	3,644,151		295,334	3,939,485	3.0%

*	Less than one percent

(1)
For purposes of this table, a person is deemed to be the beneficial owner of shares under applicable SEC rules, if she or he (a) has or shares voting power or dispositive power with respect to such shares, or (b) has the right to acquire ownership of such shares within 60 days. “Voting power” is the power to vote or direct the voting of shares, and “dispositive power” is the power to dispose or direct the disposition of shares, irrespective of any economic interest in such shares. Except as otherwise indicated, all shares are held with sole voting and investment power.

(2)
The shares listed also include restricted stock which has not yet vested and which is subject to forfeiture as follows: Ms. Broader, 246,720; Mr. Vogensen, 30,451; Ms. Colaco, 189,607; Ms. Murray, 189,607; Ms. Van Brunt 187,064, Mr. Roeder, 7,700; Ms. Gibson, 7,700; Mr. Walker, 7,700; Mr. Mahoney, 7,700; Ms. Weiss, 7,700; Mr. Watson, 7,700; and Ms. Fields, 7,700.

(3)
Represents shares that may be acquired currently or within sixty days after May 16, 2016 through the exercise of stock options. As of May 16, 2016, no shares subject to options outstanding were in-the-money.

(4)
In calculating the percentage ownership for a given individual or group, the number of shares of common stock outstanding includes unissued shares subject to options, warrants, rights or conversion privileges exercisable within sixty days held by such individual or group, but are not deemed outstanding by any other person or group.

(5)
Includes 135,069 shares owned by Ms. Gibson’s husband, 125,000 shares owned by Ms. Gibson’s grantor trusts, 125,000 shares owned by the grantor trusts of Ms. Gibson’s husband, and 100,000 shares owned by Ms. Gibson’s IRA. Also includes 6,000 shares held by a trust for the benefit of one grandchild of which Ms. Gibson’s husband is the trustee, 6,000 shares held by a separate trust for the benefit of another grandchild of which Ms. Gibson’s husband is the trustee, 7,970 shares held by a separate trust for the benefit of another grandchild of which Ms. Gibson’s husband is the trustee. Ms. Gibson disclaims beneficial ownership of the aggregate 19,970 shares held in these trusts for the grandchildren. 151,710 shares directly owned by Ms. Gibson are subject to a pledge as security for real estate.
Stock Ownership of Certain Beneficial Owners

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)		Percent of Class
BlackRock, Inc. 55 East 52nd Street New York, NY 10022	12,016,575	(2)	9.1%
Wellington Management Group, LLP 280 Congress Street Boston, MA 02210	10,725,503	(3)	8.1%
T. Rowe Price Associates 100 E. Pratt Street Baltimore, MD 21202	9,834,400	(4)	7.4%
The Vanguard Group. 100 Vanguard Blvd. Malvern, PA 19355	9,547,141	(5)	7.2%

(1)
For purposes of this table, a person is deemed to be the beneficial owner of shares under applicable SEC rules, if she or he (a) has or shares voting power or investment power with respect to such shares, or (b) has the right to acquire ownership of such shares within 60 days. “Voting power” is the power to vote or direct the voting of shares, and “investment power” is the power to invest or direct the investment of shares, irrespective of any economic interest in such shares.

(2)
The ownership information set forth herein is based in its entirety on the material contained in Schedules 13F filed with the SEC on May 10, 2016 by BlackRock, Inc. and its affiliates (collectively, “BlackRock”). As reported in such filings, such shares are owned as follows: (i) 12,016,575 shares held by BlackRock with respect to which it has sole investment power and (ii) 11,633,923 shares of which it has sole voting power.

(3)
The ownership information set forth herein is based in its entirety on the material contained in Schedule 13F filed with the SEC on May 13, 2016 by Wellington Management Group, LLP (“Wellington”). As reported in such filing, such shares are owned as follows: (i) 10,725,503 shares held by Wellington with respect to which it has shared investment power, and (ii) 7,423,473 shares of which it has shared voting power.

(4)
The ownership information set forth herein is based in its entirety on the material contained in Schedule 13F filed with the SEC on May 16, 2016 by T. Rowe Price Associates, Inc. (“T. Rowe Price”) As reported in such filing, such shares are owned as follows: (i) 9,834,400 shares held by T. Rowe Price with respect to which it has sole investment power, and (ii) 1,733,900 shares to which it has sole voting power.

(5)
The ownership information set forth herein is based in its entirety on the material contained in Schedule 13F filed with the SEC on May 13, 2016 by The Vanguard Group, (“Vanguard”). As reported in such filing, such shares are owned as follows: (i) 9,247,806 shares held by Vanguard with respect to which it has sole investment power, (ii) 299,335 shares to which it has shared investment power, (iii) 295,135 shares to which it has sole voting power, and (iv) 12,600 shares to which it has shared voting power.

10b5-1 Trading Plans
We permit our officers and directors to adopt trading plans under Rule 10b5-1 promulgated under the Securities Exchange Act of 1934, which allows stockholders to establish prearranged written plans to buy or sell shares or exercise stock options in accordance with predetermined formulas. Rule 10b5-1 plans allow stockholders to buy or sell shares of the Company’s common stock according to their plan on a regular basis (for example, weekly or monthly or in accordance with another predetermined formula), regardless of any subsequent nonpublic information they receive. As of May 27, 2016, Ms. Colaco and Ms. Murray had Rule 10b5-1 trading plans in place. No other Company stockholders, officers or directors were known by the Company to have adopted and have in effect a Rule 10b5-1 trading plan. However, directors and officers have carried out such plans in the past and may adopt such plans in the future.

STOCKHOLDER PROPOSALS FOR PRESENTATION AT THE 2017 ANNUAL MEETING
The Company’s 2017 Annual Meeting is currently expected to be held on June 22, 2017. To be eligible under the SEC stockholder proposal rule (Rule 14a-8 promulgated under the Exchange Act), for inclusion in the proxy statement for our 2017 Annual Meeting of Stockholders and form of proxy, a proposal must be received by management of the Company at its executive offices on or before February 7, 2017.
Even if a stockholder proposal is not eligible for inclusion in our proxy statement pursuant to Rule 14a-8, the proposal may still be offered for consideration at an annual meeting according to the procedures set forth in the Company’s Amended and Restated Articles of Incorporation. The Company’s Amended and Restated Articles of Incorporation contain certain advance notice requirements to the Company of any stockholder proposal and of any nominations by stockholders of persons to stand for election as directors at a stockholders’ meeting. Notice of stockholder proposals and of director nominations must be timely given in writing to the Secretary of the Company prior to the meeting at which the directors are to be elected. To be timely, notice must be received at the principal executive offices of the Company not less than 60 days prior to the meeting of stockholders; provided, however, that in the event that less than 70 days’ notice or prior public disclosure of the date of the meeting is given or made to the stockholders, notice by the stockholder, in order to be timely, must be so delivered or received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was given or public disclosure of the date of the annual meeting was made, whichever first occurs.
A stockholder’s notice with respect to a proposal to be brought before the annual meeting must set forth in addition to the matters required to be set forth by the General Rules under the Exchange Act, the following: (i) a brief description of the proposal and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the Company’s books, of the stockholder proposing such business and any other stockholders known by such stockholder to be supporting such proposal, (iii) the class and number of shares of the Company which are beneficially owned by such stockholder on the date of such stockholder notice and by any other stockholders known by such stockholder to be supporting such proposal on the date of such stockholder notice, and (iv) any financial interest of the stockholder in such proposal.
A stockholder’s notice with respect to a director nomination must set forth (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of the Company which are beneficially owned by such person, and (iv) all information that would be required to be included in a Proxy Statement soliciting proxies for the election of the nominee director (including such person’s written consent to serve as a director if so elected). As to the stockholder providing such notice, such stockholder must set forth (i) the name and address, as they appear on the Company’s books, of the stockholder and (ii) the class and number of shares of the Company which are beneficially owned by such stockholder on the date of such stockholder notice.
We will not entertain any proposals or nominations at the Annual Meeting that do not meet the requirements set forth in our Amended and Restated Articles of Incorporation. A complete copy of our Amended and Restated Articles of Incorporation provisions governing these requirements are available to any stockholder without charge upon request from the Secretary of the Company.

OTHER MATTERS
At the time of the preparation of this Proxy Statement, the Board of Directors of the Company had not been informed of any matters proposed to be presented for action at the Annual meeting other than the proposals specifically set forth in the Notice of Annual Meeting and referred to herein. If any other matters are properly presented for action at the Annual meeting, it is intended that the persons named in the accompanying WHITE proxy card will vote or refrain from voting in accordance with their best judgment on such matters after consultation with the Board of Directors.
The Company will provide without charge to any stockholder upon written request, a copy of the Company’s Annual Report on Form 10-K, including financial statements and schedules thereto, for the fiscal year ended January 30, 2016 (fiscal 2015), as filed with the Securities and Exchange Commission (without exhibits). All such requests should be delivered to L. Susan Faw, Corporate Secretary, Chico’s FAS, Inc. at the address set forth on the front page of this Proxy Statement. Copies of exhibits will be provided upon written request and payment of a reasonable fee to cover the costs of reproduction and mailing.
By Order of the Board of Directors,
L. Susan Faw
Chief Legal & Compliance Officer and Corporate Secretary
Dated: June 6, 2016

Annex A
SUPPLEMENTAL INFORMATION REGARDING PARTICIPANTS

The following tables (“Directors and Nominees” and “Officers and Employees”) set forth the name and business address of all of our directors and the Board’s nominees for election at our 2016 Annual Meeting of Stockholders, and the name, present principal occupation and business address of our officers and employees who, under the rules of the SEC, are considered to be participants in our solicitation of proxies from our stockholders in connection with our 2016 Annual Meeting (collectively, the “Participants”).

Directors and Nominees
The principal occupations of our directors and Board nominees are set forth under the sections above titled “Nominees for Election” and “Directors Continuing in Office” of this Proxy Statement. The name of the directors are set forth below and the business addresses for all the directors is c/o Chico’s FAS, Inc., 11215 Metro Parkway, Fort Myers, Florida 33966.

Name
David F. Walker
Ross E. Roeder
Verna K. Gibson
David F. Dyer
John J. Mahoney
Andrea M. Weiss
Stephen E. Watson
Janice L. Fields
Shelley G. Broader
Bonnie R. Brooks
William S. Simon

Officer and Employees
The principal occupations of our officers and employees who are considered Participants are set forth below. The principal occupation refers to such person’s position with the Company, and the business address for each person is c/o Chico’s FAS, Inc., 11215 Metro Parkway, Fort Myers, Florida 33966.

Name	Position
Shelley G. Broader	Chief Executive Officer, President, and Director
Todd E. Vogensen	Executive Vice President - Chief Financial Officer and Assistant Corporate Secretary
Donna M. Colaco	Brand President - White House Black Market
Cynthia S. Murray	Brand President - Chico’s
Laurie J. Van Brunt	Brand President - Soma
Ann E. Joyce	Executive Vice President - Chief Information Officer
Kristin L. Oliver	Executive Vice President - Chief Human Resources Officer
Sean M. McCartney	Senior Vice President of Supply Chain and Operations
Susan S. Lanigan	Executive Vice President - General Counsel
David M. Oliver	Group VP - Finance, Controller, Chief Accounting Officer & Treasurer
Jennifer L. Powers	Vice President - Investor Relations
L. Susan Faw	Vice President - Chief Legal Officer

Information Regarding Ownership of Company Securities By Participants
The amount of the Company’s securities beneficially owned by directors and NEOs as of May 16, 2016, including the number of securities for which beneficial ownership can be acquired within 60 days of such date, is set forth in the table appearing under the heading “Stock Ownership—Stock Ownership of Directors and Executive Officers” above. The amount of the Company’s securities beneficially owned as of the same date, including the number of securities for which beneficial ownership can be acquired within 60 days of such date, for the remaining Participants is set forth in the table below.

Name of Participant	Shares Beneficially Owned
Ann E. Joyce	32,520
Sean M. McCartney	38,385
Kristin L. Oliver	—
Susan S. Lanigan	—
David M. Oliver	19,988
Jennifer L. Powers	21,134
L. Susan Faw	16,771

Notes to Participant Stock Ownership Table

Information Regarding Transactions in the Company’s Securities by Participants
The following table sets forth information regarding purchases and sales of the Company’s securities by each Participant during the past two years. No part of the purchase price or market value of these securities is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities.

Company Securities Purchased or Sold (May 16, 2014 through May 16, 2016)

Name	Transaction Date	Number of Shares	Transaction Description
Shelley G. Broader
	12/1/2015	246,720	(1)
	3/1/2016	258,970	(1)
Todd E. Vogensen
	7/1/2014	5,840	(1)
	2/23/2015	653	(3)
	3/1/2015	234	(3)
	3/2/2015	21,950	(1)
	3/3/2015	503	(3)
	7/1/2015	533	(3)
	3/1/2016	31,880	(1)
	3/1/2016	264	(3)
	3/2/2016	16,902	(2)
	3/2/2016	1,575	(3)
	3/2/2016	1,983	(3)
	3/3/2016	520	(3)
Donna M. Colaco
	8/19/2014	12,585	(3)
	10/1/2014	44	(7)

	2/11/2015	20,000	(5)
	2/23/2015	10,199	(3)
	3/1/2015	3,495	(3)
	3/2/2015	49,370	(1)
	3/3/2015	3,756	(3)
	4/1/2015	38	(7)
	6/22/2015	35,000	(4)
	8/19/2015	35,639	(3)
	10/1/2015	47	(7)
	3/1/2016	35,860	(1)
	3/1/2016	5,428	(3)
	3/1/2016	3,495	(3)
	3/2/2016	38,015	(2)
	3/2/2016	3,466	(3)
	3/2/2016	4,501	(3)
	3/3/2016	3,756	(3)
	3/24/2016	54,988	(4)
	4/4/2016	40,000	(4)
Cynthia S. Murray
	6/16/2014	27,187	(4)
	8/19/2014	12,585	(3)
	2/23/2015	12,479	(3)
	2/27/2015	12,750	(4)
	3/1/2015	5,360	(3)
	3/2/2015	49,370	(1)
	3/3/2015	68,000	(4)
	3/3/2015	5,760	(3)
	8/19/2015	37,755	(3)
	9/14/2015	15,000	(5)
	3/1/2016	35,860	(1)
	3/1/2016	5,428	(3)
	3/1/2016	3,495	(3)
	3/2/2016	38,015	(2)
	3/2/2016	3,466	(3)
	3/2/2016	4,501	(3)
	3/3/2016	3,756	(3)
Laurie J. Van Brunt
	2/23/2015	10,601	(3)
	2/27/2015	70,000	(4)
	3/1/2015	2,639	(3)
	3/2/2015	32,920	(1)
	3/3/2015	2,442	(3)
	5/29/2015	38,036	(4)
	2/23/2016	5,489	(3)
	3/1/2016	27,890	(1)
	3/1/2016	2,735	(3)

	3/1/2016	1,721	(3)
	3/2/2016	25,349	(2)
	3/2/2016	2,311	(3)
	3/2/2016	3,002	(3)
	3/3/2016	2,442	(3)
Ann E. Joyce
	12/1/2015	20,560	(1)
	3/1/2016	11,960	(1)
Kristin L. Oliver	-	-	-
Sean M. McCartney
	12/2/2014	923	(3)
	3/3/2015	621	(3)
	10/1/2015	838	(7)
	12/2/2015	923	(3)
	3/1/2016	9,960	(1)
	3/2/2016	3,173	(2)
	3/2/2016	346	(3)
	3/2/2016	1,231	(3)
	3/3/2016	503	(3)
Susan S. Lanigan	-	-	-
David M. Oliver
	5/17/2014	430	(3)
	3/1/2015	264	(3)
	3/2/2015	4,370	(1)
	3/3/2015	315	(3)
	5/17/2015	436	(3)
	9/1/2015	1,750	(1)
	3/1/2016	7,180	(1)
	3/1/2016	264	(3)
	3/2/2016	871	(2)
	3/2/2016	476	(3)
	3/2/2016	95	(3)
	3/3/2016	315	(3)
Jennifer L. Powers
	9/2/2014	600	(4)
	9/2/2014	510	(4)
	9/29/2014	475	(4)
	10/3/2014	635	(4)
	12/9/2014	850	(4)
	12/9/2014	350	(4)
	2/23/2015	359	(3)
	2/23/2015	204	(3)
	2/27/2015	100	(4)
	2/27/2015	1,100	(4)
	3/1/2015	219	(3)
	3/2/2015	3,380	(1)

	3/3/2015	224	(3)
	3/4/2015	575	(4)
	3/24/2015	200	(4)
	3/24/2015	100	(4)
	4/1/2015	400	(4)
	6/10/2015	1,027	(4)
	3/1/2016	3,350	(1)
	3/1/2016	219	(3)
	3/2/2016	871	(2)
	3/2/2016	95	(3)
	3/2/2016	368	(3)
	3/3/2016	225	(3)
	3/29/2016	400	(4)
	3/29/2016	1,600	(4)
L. Susan Faw
	5/17/2014	239	(3)
	6/16/2014	900	(4)
	2/23/2015	294	(3)
	3/1/2015	264	(3)
	3/2/2015	3,380	(1)
	3/3/2015	223	(3)
	3/4/2015	1,484	(4)
	5/17/2015	246	(3)
	3/1/2016	3,990	(1)
	3/1/2016	264	(3)
	3/2/2016	871	(2)
	3/2/2016	95	(3)
	3/2/2016	368	(3)
	3/3/2016	271	(3)
David F. Walker
	6/26/2014	7,350	(1)
	6/25/2015	7,700	(1)
Ross E. Roeder
	6/26/2014	7,350	(1)
	6/25/2015	7,700	(1)
Verna K. Gibson
	6/4/2014	1,000	(4)
	6/26/2014	7,350	(1)
	6/4/2015	60,000	(4)
	6/25/2015	7,700	(1)
David F. Dyer
	1/2/2015	63,000	(5)
	2/23/2015	34,301	(3)
	3/1/2015	23,087	(3)
	3/2/2015	181,710	(1)
	3/3/2015	28,057	(3)

	9/16/2015	50,000	(5)
	12/1/2015	155,431	(3)
	3/1/2016	100,000	(4)
	3/2/2016	139,917	(2)
	3/2/2016	13,189	(3)
	3/2/2016	19,566	(3)
	3/2/2016	14,978	(3)
	3/30/2016	92,184	(4)
John J. Mahoney
	6/26/2014	7,350	(1)
	6/25/2015	7,700	(1)
Andrea M. Weiss
	6/26/2014	7,350	(1)
	6/25/2015	7,700	(1)
Stephen E. Watson
	6/26/2014	7,350	(1)
	6/25/2015	7,700	(1)
Janice L. Fields
	6/26/2014	7,350	(1)
	6/25/2015	7,700	(1)
Bonnie R. Brooks	-	-	-
William S. Simon	-	-	-

1.Restricted stock award subject to time-based vesting.
2.Restricted stock award subject to time-based vesting earned pursuant to a performance stock unit.
3.Sale of securities to pay tax liabilities incident to the vesting of stock.
4.Open market sale
5.Sale pursuant to 10b5-1 plan
6.Open market purchase
7.Purchase of securities acquired through the Company’s Employee Stock Purchase Plan

Miscellaneous Information Regarding Participants
Except as described in this Annex A or otherwise disclosed in this Proxy Statement, to the Company’s knowledge:

•	No Participant owns any securities of the Company of record that such Participant does not own beneficially.

•
No Participant is, or was within the past year, a party to any contract, arrangements or understandings with any person with respect to any securities of the Company, including, but not limited to joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies.

•
No associate of any Participant owns beneficially, directly or indirectly, any securities of the Company. No Participant owns beneficially, directly or indirectly, any securities of any parent or subsidiary of the Company.

•
No Participant nor any associate of a Participant is a party to any transaction, since the beginning of the Company’s last fiscal year, or any currently proposed transaction, in which (i) the Company was or is to be a participant, (ii) the amount involved exceeds $120,000 and (iii) any Participant or any related person thereof had or will have a direct or indirect material interest.

•
No Participant, nor any associate of a Participant, has any arrangement or understanding with any person (i) with respect to any future employment by the Company or its affiliates or (ii) with respect to any future transactions to which the Company or any of its affiliate will or may be a party.

•	No Participant has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the annual meeting.

Annex B
PROPOSED AMENDMENTS TO THE COMPANY’S AMENDED AND RESTATED ARTICLES OF INCORPORATION
ARTICLE VI
2. Terms. The directors elected prior to the 2017 annual meeting of stockholders, shall be and are divided into three classes, Class I, Class II and Class III, as nearly equal in number as possible and each such director shall hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of his or her election and until his or her successor is duly elected and qualified, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Each director elected at each annual meeting of stockholders, commencing with the annual meeting in 2017, shall hold office for a term expiring at the next annual meeting of stockholders held after such director’s election and until such director’s successor is elected and qualified, subject, however, to prior death, resignation, retirement, disqualification or removal from office.
Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by this Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of these Articles of Incorporation or the resolution or resolutions adopted by the Board of Directors pursuant to Article IV hereof.
6. Vacancies. Newly created directorships resulting from any increase in the number of directors or any vacancy on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum, or by a sole remaining director, or by the stockholders. Any director elected in accordance with the preceding sentence shall hold office until the next annual meeting of stockholders and until such director’s successor shall have been elected and qualified. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

Annex C
PROPOSED AMENDMENTS TO THE COMPANY’S BYLAWS
The proposed amendments to the Company’s Bylaws are set forth below. Stockholders are not being asked to vote upon these amendments to the Bylaws, however these amendments will not take effect unless stockholders approve the proposed amendments to the Company’s Amended and Restated Articles of Incorporation to declassify the Board of Directors.
ARTICLE III
Section 12. VACANCIES. Any vacancy occurring in the Board of Directors, including any vacancy created by reason of an increase in the number of directors, may be filled by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board of Directors, or by the stockholders, unless otherwise provided in the Articles of Incorporation. Any director elected in accordance with the preceding sentence shall hold office until the next annual meeting of stockholders and until such director’s successor shall have been elected and qualified.

CHICOS’S FAS, INC.
WHITE PROXY CARD
YOUR VOTE IS VERY IMPORTANT. PLEASE VOTE TODAY
We encourage you to take advantage of Internet or telephone voting. Both are available 24 hours a day, 7 days a week.
Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

YOUR VOTE IS IMPORTANT

Please take a moment now to vote your shares of Chico's FAS, Inc.
Common Stock for the upcoming Annual Meeting of Stockholders.

PLEASE REVIEW THE PROXY STATEMENT AND VOTE TODAY IN ONE OF THREE WAYS:

1. **Vote by Telephone**—Please call toll-free in the U.S. or Canada at **1-866-849-9662**, on a touch-tone telephone. If outside the U.S. or Canada, call **646-880-9090.** Please follow the simple instructions once connected. You will be required to provide the unique control number printed below.

OR

2. **Vote by Internet**—Please access **https://www.proxyvote-now.com/chs**, and follow the simple instructions on your screen. Please note you must type an "s" after http. You will be required to provide the unique control number printed below.

You may vote by telephone or Internet 24 hours a day, 7 days a week. Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you had marked, signed and returned a proxy card.

OR

3. **Vote by Mail**—If you do not wish to vote by telephone or over the Internet, please complete, sign, date and return the proxy card in the envelope provided, or mail to: Chico's FAS, Inc., c/o Innisfree M&A Incorporated, FDR Station, P.O. Box 5155, New York, NY 10150-5155.

▼ TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE AND SIGN, DATE AND RETURN IN THE POSTAGE-PAID ENVELOPE PROVIDED ▼

X **To vote, mark blocks below in blue or black ink as follows**

The Board of Directors recommends you vote FOR the following:

Election of Directors – to elect three Class II Directors (Ms. Broader, Ms. Brooks and Ms. Fields) and one Class I Directors(Mr. Simon) to the Board of Directors to serve until the 2019 and 2018 Annual Meeting of Stockholders, respectively

01. Shelley G. Broader
02. Bonnie R. Brooks
03. Janice L. Fields
04. William S. Simon

☐ FOR ALL NOMINEES ☐ WITHHOLD VOTE FOR ALL NOMINEES ☐ FOR ALL NOMINEES EXCEPT

(Instruction: To withhold authority to vote for any nominee, write the name of such nominee below.)

____

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.

NOTE: The shares represented by this Proxy will be voted in the manner directed herein only if this Proxy is properly executed and timely returned. If the undersigned does not specify a choice, the shares will be voted FOR all nominees for director listed on this Proxy, FOR ratification of the appointment of Ernst & Young, LLP as independent certified public accountants, FOR the advisory resolution approving executive compensation, FOR amending the Company's Amended and Restated Articles of Incorporation to declassify the Board of Directors and in the discretion of the proxies for other matters that may properly come before the Annual Meeting.

Date: ______________________________, 2016

____
Signature

____
Signature (if held jointly)

____
Title

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

PLEASE VOTE TODAY!

SEE REVERSE SIDE

FOR THREE EASY WAYS TO VOTE.

▼ TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE, AND SIGN, DATE AND RETURN IN THE ENVELOPE PROVIDED ▼

CHICO'S FAS, INC.
Annual Meeting of Stockholders
July 21, 2016, 11:00 a.m.
This proxy is solicited by the Board of Directors

WHITE PROXY

The undersigned, a stockholder of Chico's FAS, Inc. (the "Company"), hereby appoints Shelley G. Broader, Todd E. Vogensen and David M. Oliver, and each of them, attorney and proxy of the undersigned, each with full powers of substitution, for and on behalf of the undersigned to represent the undersigned at the Annual Meeting of Stockholders of the Company to be held at 11215 Metro Parkway, Fort Myers, Florida at 11:00 a.m., local time, on July 21, 2016 and at any adjournments or postponements thereof (the "Annual Meeting"), and to vote at the Annual Meeting all the shares of Common Stock of the Company that the undersigned is entitled to vote at the Annual Meeting, with the same effect as if the undersigned were personally present at the Annual Meeting, all as described in the Company's Proxy Statement dated June 6, 2016, relating to the Annual Meeting, and the undersigned hereby authorizes and instructs the above named proxies to vote as specified herein and in the discretion of the above named proxies for other matters that may properly come before the Annual Meeting.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

(Continued and to be marked, dated and signed on the other side)